Exhibit 99.1

$250,000,000 REVOLVING CREDIT FACILITY

AMENDED AND RESTATED CREDIT AGREEMENT

by and among

TRIUMPH GROUP, INC.

as Borrower

and

THE GUARANTORS PARTY HERETO

and

THE BANKS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION

as Administrative Agent

PNC CAPITAL MARKETS, INC. as Lead Arranger

CITIZENS BANK OF PENNSYLVANIA, as Documentation Agent

BANK OF AMERICA, N.A., as Syndication Agent

MANUFACTURERS AND TRADERS TRUST COMPANY, as Managing Agent

NATIONAL CITY BANK, as Managing Agent

Dated as of July 27, 2005

i

	2.6	Revolving Credit Notes	23
	2.7	Use of Proceeds	23
	2.8	Letter of Credit Subfacility	23
	2.9	Swing Loans	30
	2.10	Collateral Security	33

3.	INTEREST RATES		34
	3.1	Interest Rate Options	34
	3.2	Interest Periods	34
	3.3	Interest After Default	35
	3.4	Euro-Rate Unascertainable	36
	3.5	Selection of Interest Rate Options	37

4.	PAYMENTS		37
	4.1	Payments	37
	4.2	Pro Rata Treatment of Banks	37
	4.3	Interest Payment Dates	38
	4.4	Voluntary Prepayments and Commitment Reductions	38
	4.5	Additional Compensation in Certain Circumstances	40

5.	REPRESENTATIONS AND WARRANTIES		42
	5.1	Representations and Warranties	42

EXCEPT AS SET FORTH ON SCHEDULE 5.1.20:			46

EXCEPT AS DISCLOSED ON SCHEDULE 5.1.22:			48
	5.2	Updates to Schedules	51

6.	CONDITIONS OF LENDING		51
	6.1	First Loans	51
	6.2	Each Additional Loan	54

7.	COVENANTS		54
	7.1	Affirmative Covenants	54
	7.2	Negative Covenants	58
	7.3	Reporting Requirements	67

8.	DEFAULT		72
	8.1	Events of Default	72
	8.2	Consequences of Event of Default	75

9.	THE AGENT		78

	9.1	Appointment	78
	9.2	Delegation of Duties	78
	9.3	Nature of Duties; Independent Credit Investigation	78
	9.4	Actions in Discretion of Administrative Agent; Instructions from the Banks	79
	9.5	Reimbursement and Indemnification of Administrative Agent by the Borrower	79
	9.6	Exculpatory Provisions	80
	9.7	Reimbursement and Indemnification of Administrative Agent by Banks	80
	9.8	Reliance by Administrative Agent	81
	9.9	Notice of Default	81
	9.10	Notices	81
	9.11	Banks in Their Individual Capacities	81
	9.12	Holders of Notes	81
	9.13	Equalization of Banks	82
	9.14	Successor Administrative Agent	82
	9.15	Administrative Agent’s Fee	83
	9.16	Availability of Funds	83
	9.17	Calculations	83
	9.18	No Reliance on Agent’s Customer Identification Program	83
	9.19	Beneficiaries	84

10.	MISCELLANEOUS		84
	10.1	Modifications, Amendments or Waivers	84
	10.2	No Implied Waivers; Cumulative Remedies; Writing Required	85
	10.3	Reimbursement and Indemnification of Banks by the Borrower; Taxes	85
	10.4	Holidays	86
	10.5	Funding by Branch, Subsidiary or Affiliate	87
	10.6	Notices	87
	10.7	Severability	88
	10.8	Governing Law	88
	10.9	Prior Understanding	89
	10.10	Duration; Survival	89
	10.11	Successors and Assigns	89
	10.12	Confidentiality	90
	10.13	Counterparts	91
	10.14	Administrative Agent’s or Bank’s Consent	91
	10.15	Exceptions	91
	10.16	Consent to Forum; Waiver of Jury Trial	91
	10.17	Certifications From Banks and Participants	92
	10.18	Public Filings	93
	10.19	Agent Titles	93
	10.20	Joinder of Guarantors	93
	10.21	USA Patriot Act	93

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES
SCHEDULE A	-	CERTAIN PROVISIONS RELATED TO COLLATERAL SECURITY
SCHEDULE 1.1(B)	-	COMMITMENTS OF BANKS
SCHEDULE 1.1(P)	-	PERMITTED LIENS
SCHEDULE 5.1.1	-	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 5.1.2	-	CAPITALIZATION
SCHEDULE 5.1.3	-	SUBSIDIARIES
SCHEDULE 5.1.7	-	LITIGATION
SCHEDULE 5.1.8	-	TITLE TO PROPERTY
SCHEDULE 5.1.13	-	CONSENTS AND APPROVALS
SCHEDULE 5.1.18	-	MATERIAL CONTRACTS
SCHEDULE 5.1.20	-	EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 5.1.21	-	EMPLOYMENT MATTERS
SCHEDULE 5.1.22	-	ENVIRONMENTAL DISCLOSURES
SCHEDULE 5.1.25	-	PARTNERSHIP AGREEMENTS AND LIMITED LIABILITY COMPANY AGREEMENTS AND OTHER AGREEMENTS RELATING TO THE PLEDGED COLLATERAL
SCHEDULE 6.1.6.	-	OPINION OF COUNSEL
SCHEDULE 7.2.1	-	PERMITTED INDEBTEDNESS

EXHIBITS
EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)	-	BANK JOINDER
EXHIBIT 1.1(C)	-	CONFIRMATION AGREEMENT
SCHEDULE 1.1(G)	-	GUARANTY AND SURETYSHIP AGREEMENT
EXHIBIT 1.1(I)	-	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(P)	-	PRICING GRID
EXHIBIT 1.1(P)(2)	-	PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT
EXHIBIT 1.1(P)(3)	-	PLEDGE AGREEMENT
EXHIBIT 1.1(R)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)(1)	-	SECURITY AGREEMENT
EXHIBIT 1.1(S)(2)	-	SWING LOAN NOTE
EXHIBIT 2.4	-	LOAN REQUEST
EXHIBIT 2.9.2	-	SWING LOAN REQUEST
EXHIBIT 6.1.4	-	FIRST AMENDMENT TO COLLATERAL SHARING AGREEMENT
EXHIBIT 7.3.3	-	COMPLIANCE CERTIFICATE

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated July 27, 2005 and is made by and among TRIUMPH GROUP, INC., a Delaware corporation, (the “Borrower”), the GUARANTORS (as hereinafter defined) the BANKS (as hereinafter defined), PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent for the Banks under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”), BANK OF AMERICA, N.A., in its capacity as syndication agent for the Banks under this Agreement (hereinafter referred to in such capacity as the “Syndication Agent”), CITIZENS BANK OF PENNSYLVANIA, in its capacity as documentation agent for the Banks under this Agreement (herein referred to in such capacity as the “Documentation Agent”), and MANUFACTURERS AND TRADERS TRUST COMPANY and NATIONAL CITY BANK, in their capacity as managing agent for the Banks under this Agreement (each hereinafter referred to in such capacity as the “Managing Agent”).

WITNESSETH:

WHEREAS, certain of the Banks currently provide a revolving credit facility for the Borrower pursuant to an Amended and Restated Credit Agreement dated as of October 16, 2000, as amended (the “2000 Credit Agreement”); and

WHEREAS, the parties hereto are amending and restating the 2000 Credit Agreement on the terms and conditions set forth below;

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.             CERTAIN DEFINITIONS

1.1                                 Certain Definitions.

In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Additional Bank shall have the meaning assigned to that term in Section 10.11 [Successors and Assigns].

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, as Administrative Agent.

Administrative Agent’s Fee shall have the meaning assigned to that term in Section 9.15.

Administrative Agent’s Letter shall have the meaning assigned to that term in Section 9.15.

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

Agreement shall mean this Amended and Restated Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

Amendment to Collateral Sharing Agreement shall have the meaning assigned to that term in Section 6.1.4.

Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

Applicable Pro Forma Reporting Period shall mean with respect to any Permitted Acquisition, the most recent 4-quarter period ending prior to the date of such Permitted Acquisition for which financial statements have been delivered (or were due to be delivered) by the Borrower in accordance with Section 7.3.1 or 7.3.2.

Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, the Transferor Bank and the Administrative Agent, as Administrative Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).

Authorized Officer shall mean those individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Borrower required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Bank-Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Bank and, with respect to which the Administrative Agent confirms, meets the following requirements: such Interest Rate Hedge (i) is documented in a standard International Swap Dealer Association Agreement, (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities of the Borrower or any Guarantor to the provider of any Bank-Provided Interest Rate Hedge (the “Hedge Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under the Guaranty and Suretyship Agreement and secured obligations under the Pledge Agreement and Security Agreement and otherwise treated as Obligations for purposes of each of the other Loan Documents. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents.

Banks shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Administrative Agent, or (ii) the Federal Funds Open Rate plus 1/2% per annum.

Base Rate Option shall mean the Revolving Credit Base Rate Option.

Benefit Arrangement shall mean at any time an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

Blocked Person shall have the meaning assigned to such term in Section 5.1.24.2.

Borrower shall mean Triumph Group, Inc.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows:  (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania.

Capital Stock shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

Cash Management Agreements shall have the meaning assigned to such term in Section 2.9.9.

Closing Date shall mean July 27, 2005.

Collateral shall have the meaning assigned to such term in Section 1.1 of Schedule A.

Collateral Documents shall have the meaning assigned to such term in Section 1.1 of Schedule A.

Collateral Sharing Agreement shall have the meaning assigned to such term in Section 1.1 of Schedule A.

Commitment shall mean as to any Bank its Revolving Credit Commitment, and as to the Administrative Agent, also its Swing Loan Commitment. Commitments shall mean the aggregate of the Revolving Credit Commitments of all of the Banks and Swing Loan Commitment of the Administrative Agent. The amount of the Commitment available for Revolving Credit Loans shall be reduced by the amount of the outstanding the Swing Loan provided in Section2.9.1.

Commitment Fee shall have the meaning assigned to that term in Section 2.3.

Confirmation Agreement shall mean the Confirmation Agreement in the form of Exhibit 1.1(C) among the Loan Parties and the Administrative Agent confirming that the Security Agreement, the Pledge Agreement, the Intercompany Subordination Agreement, and the Patent, Trademark and Copyright Security Agreement executed in connection with one or more amendments to the 2000 Credit Agreement remain in effect after the date hereof and secure the Obligations hereunder. The Banks hereby authorize the Administrative Agent to sign the Confirmation Agreement.

Consolidated Adjusted EBITDA shall mean, for any period of determination, Consolidated EBITDA of the Borrower and its Subsidiaries subject to the following adjustments:

(1)           For any period in which Borrower or one of its Subsidiaries has completed a Permitted Acquisition, the calculation of Consolidated Adjusted EBITDA for such period shall reflect, on a pro forma basis, the financial performance of the acquired entity or assets, as though the acquisition had been completed at the beginning of the period of determination, provided that any of the following conditions is met with respect to such acquisition:

(i)            Either: (a) the financial statements of the seller for the fiscal year immediately preceding the date of such Permitted Acquisition have been audited or (b) the financial statements of the seller for the Applicable Pro Forma Reporting Period have been supported by a third party due diligence report, provided that such audit or due diligence report was performed by a nationally recognized firm (or another firm acceptable to the Administrative Agent) and is in form and substance satisfactory to the Administrative Agent;

OR

(ii)           the acquired EBITDA for the Applicable Pro Forma Reporting Period is less than (15%) of the Consolidated Adjusted EBITDA for such period, excluding such acquired EBITDA;

OR

(iii)          the Required Banks shall have approved the inclusion of such acquired EBITDA in the computation of “Consolidated Adjusted EBITDA” for the Applicable Pro Forma Reporting Period and subsequent fiscal periods of the Borrower.

(2)           For any period in which Borrower or one of its Subsidiaries has completed a sale or disposition permitted under Section 7.2.7(vii) [Dispositions of Assets or Subsidiaries], the calculation of Consolidated Adjusted EBITDA for such period shall omit the financial performance of the entity or assets sold or disposed of, as though the acquisition or a sale or disposition had been completed at the beginning of the period of determination.

Consolidated Adjusted EBITDA shall be determined at the end of each fiscal quarter for the previous four quarters.

Consolidated EBITDA shall mean for any period of determination, Consolidated Net Income (before extraordinary items) for such period

(A)          plus the following:

(i)            the amount of income tax expense, interest expense, depreciation and amortization expense deducted from earnings in determining such Consolidated Net Income,

(ii)           the Permitted Non-Recurring Expense Adjustment (if such period of determination includes the fiscal quarter ending June 30, 2004 or September 30, 2004),

(iv)          nonrecurring non-cash charges resulting from the sale of TriWestern Metals Company to the extent that the amount of such charges do not exceed $10,000,000 and to the extent such charges are taken on or prior to December 31, 2006,

(v)           nonrecurring charges resulting from the shutdown or divestiture of the operations of Triumph Engineered Solutions, Inc., Triumph Turbine Services, Inc. and Triumph Air Repair (Europe) Limited to the extent that (a) the aggregate amount of such charges (both cash and noncash) do not exceed $6,000,000 and (b) the cash charges of such amount do not exceed $3,000,000, and, in each case, to the extent such charges are taken on or prior to March 31, 2005;

(vi)          other nonrecurring non-cash losses included in such Consolidated Net Income; and

(B)           less other nonrecurring gains included in such Consolidated Net Income.

Consolidated Net Worth shall mean as of any date of determination total stockholders’ equity of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

Consolidated Interest Expense shall mean for any period of determination the amount of cash interest expense deducted from the earnings of the Borrower and its Subsidiaries in determining Consolidated Net Income for such period in accordance with GAAP.

Consolidated Net Income shall mean for any fiscal period the net income (or loss) after income taxes of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP but Consolidated Net Income shall in all events not include the gain from the sale of assets.

Consolidated Total Indebtedness shall mean as of any date of determination the aggregate of all Indebtedness of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP. Consolidated Total Indebtedness shall be measured at the end of each fiscal quarter.

Documentation Agent shall mean Citizens Bank of Pennsylvania, and its successors and assigns, as Documentation Agent.

Domestic shall have the meaning assigned to such term in Section 1.1 of Schedule A.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Environmental Complaint shall mean any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice asserting or threatening a claim relating to, arising out of, or issued pursuant to any of the Environmental Laws or any Environmental Conditions, as the case may be.

Environmental Conditions shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, the Property.

Environmental Laws shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

Euro-Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers’ Association as set forth on Moneyline Telerate (or appropriate successor or, if the British Bankers’ Association or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent) display page 3750 (or such other display page on the Moneyline Telerate service as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

Average of London interbank offered rates quoted
by BBA or appropriate successor as shown on
Euro-Rate =	Moneyline Telerate Service display page 3750
1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

Euro-Rate Option shall mean the Revolving Credit Euro-Rate Option.

Euro-Rate Reserve Percentage shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Administrative Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”) of a member bank in such System.

Event of Default shall mean any of the Events of Default described in Section 8.1.

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Expiration Date shall mean, with respect to the Revolving Credit Commitments, July 27, 2010.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Federal Funds Open Rate shall mean the rate per annum determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the “open” rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker selected by the Administrative Agent, as set forth on the applicable Telerate display page; provided, however; that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day, or if no such rate shall be quoted by a Federal funds broker at such time, such other rate as determined by the Administrative Agent in accordance with its usual procedures.

GAAP shall mean United States generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

Governmental Acts shall have the meaning assigned to that term in Section 2.8.8.

Guarantor shall mean a guarantor under the Guaranty and Suretyship Agreement and the other Loan Documents; each of Borrower’s Subsidiaries existing on the Closing Date shall be a “Guarantor” and each Material Subsidiary organized or acquired after the Closing Date shall execute a Guarantor Joinder pursuant to Section 10.20 and thereby become a Guarantor.

Guarantor Joinder shall have the meaning assigned to such term in Section 10.20.

Guaranty of any Person shall mean any obligation of such Person guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any performance bond or other suretyship arrangement and any other form of assurance against loss.

Guaranty and Suretyship Agreement shall mean the Guaranty and Suretyship Agreement dated the Closing Date pursuant to which the Guarantors, jointly and severally, guaranty (and become sureties for) the Obligations.

Historical Statements shall have the meaning assigned to that term in Section 5.1.9(i).

Incorporated Covenant Amendment shall mean any Senior Note Purchase Agreement Waiver or Amendment that directly or indirectly relates to any of the Incorporated Covenants.

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of all of the following, without duplication:  (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness), or (v) any Guaranty of Indebtedness for borrowed money.

IDB’s shall have the meaning assigned to such term in clause (xi) of the definition of “Permitted Liens”.

Interest Coverage Ratio shall mean for any period of determination the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

Interest Period shall have the meaning assigned to such term in Section 3.2.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Borrower or any Guarantor or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower, the Guarantor and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

Intellectual Property Collateral shall have the meaning assigned to such term in Section 1.1 of Schedule A.

Intercompany Subordination Agreement shall have the meaning assigned to such term in Section 1.1 of Schedule A.

Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Investment shall mean with respect to any Subsidiary of the Borrower or Joint Venture in which the Loan Parties or their Subsidiaries hold an interest, the sum of (i) all consideration (whether cash, property, assumption of liabilities or otherwise) paid or given by the Loan Parties for the ownership interests or assets of such Subsidiary or Joint Venture, (ii) any cash or other property contributed by the Loan Parties to the capital of such Subsidiary of Joint Venture, (iii) any loans made by the Loan Parties to such Subsidiary or Joint Venture, (iv) any Guaranty made by on behalf of such Loan Party, or (v) any other consideration paid to or provided for the benefit of such Subsidiary or Joint Venture by the Loan Parties.

Joint Venture shall mean any entity in which the Loan Parties or their Subsidiaries, directly or indirectly, hold an ownership interest and the total of the ownership interests held by the Loan Parties and their wholly-owned Subsidiaries is less than 100%.

K-T IRB shall mean the City of Shelbyville, Indiana, Adjustable Rate Economic Development Revenue Bonds (K-T Corporation Project) Series 1997 in the aggregate principal amount of $5,000,000.

K-T Letter of Credit shall mean the letter of credit issued by PNC Bank, National Association in the face amount of $5,061,650 for the account of The Triumph Group Operations, Inc., d/b/a K-T Corporation in support of the K-T IRB.

Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among the Borrower or Subsidiary of the Borrower and its employees.

Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

Letter of Credit shall have the meaning assigned to that term in Section 2.8.1.

Letter of Credit Borrowing shall have the meaning assigned to such term in Section 2.8.3.4.

Letter of Credit Fee shall have the meaning assigned to that term in Section 2.8.3.

Letters of Credit Outstanding shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings (without duplication). The term “Letter of Credit Outstandings” shall include, among other things, outstandings and obligations related to the K-T Letter of Credit.

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Loan Documents shall mean this Agreement, the Confirmation Agreement, the Notes, the Guaranty and Suretyship Agreement, the Security Agreement, the Pledge Agreement, the Intercompany Subordination Agreement, the Patent, Trademark and Copyright Security Agreement, and the Collateral Sharing Agreement, each executed by Borrower or the Guarantors, as applicable, and the other parties thereto, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.”

Loan Party shall mean either the Borrower or any Guarantor and Loan Parties shall mean collectively the Borrower and the Guarantors.

Loan Request shall mean a request for Revolving Credit Loans made in accordance with Section 2.4 or a request to select, convert to or renew a Euro-Rate Option in accordance with Section 3.2.

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

Managing Agent shall mean Manufacturers and Traders Trust Company and National City Bank and their successors and assigns, each as a Managing Agent.

Material Adverse Change shall mean any set of circumstances or events which (a) has or is reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or is reasonably expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole , (c) impairs materially or is reasonably expected to impair materially the ability of the Borrower and its Subsidiaries taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or is reasonably expected to impair materially the ability of the Administrative Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Material Subsidiary mean any Subsidiary of the Borrower with respect to which either (i) the aggregate Investment by the Borrower and the Guarantors in such Subsidiary exceeds $10,000,000, or (2) the percentage of Consolidated Adjusted EBITDA over the most recent 4 quarters then ended attributable to such Subsidiary is greater than 5% of Consolidated Adjusted EBITDA over the same period.

Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Multiemployer Plan shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

Notes shall mean the Revolving Credit Notes and the Swing Loan Note.

Notices shall have the meaning assigned to that term in Section 10.6.

Obligation shall mean any obligation or liability of any of the Borrower or the Guarantors to the Administrative Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document. Obligations shall include the Hedge Liabilities but shall not include the liabilities to other Persons under any other Interest Rate Hedge.

Participation Advance shall mean, with respect to any Bank, such Bank’s payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.8.3.4.

Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court or tribunal in each case whether foreign or domestic, with jurisdiction to act with the force of law with respect to pertinent matters.

Partnership Interests shall have the meaning given to such term in Section 5.1.3.

Patent, Trademark and Copyright Security Agreement shall have the meaning assigned to such term in Section 1.1 of Schedule A.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Permitted Acquisition shall have the meaning assigned to such term in Section 7.2.6.

Permitted Investments shall mean:

(i)            direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(ii)           commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s Corporation or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;

(iii)          demand deposits, time deposits, money market account deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s Corporation on the date of acquisition; and

(iv)          shares of money market mutual funds that invest substantially all of their assets in the investments described in clauses (i) through (iii) above.

Permitted Liens shall mean:

(i)            Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii)           Pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, old-age pensions or other social security programs;

(iii)          Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv)          Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v)           Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi)          Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Banks securing the Obligations, including Hedge Liabilities;

(vii)         Liens on property leased by the Borrower or Subsidiary of the Borrower under capital and operating leases securing obligations of the Borrower or Subsidiary to the lessor under such leases;

(viii)        Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that, except to the extent permitted in clause (vi) of Section 7.2.7 with respect to the receivables sales described therein, the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

(ix)           Purchase Money Security Interests, provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $10,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P));

(x)            The following, (A) if the validity or amount thereof is being contested in good-faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within sixty (60) days of entry, and in either case they do not, in the aggregate, materially impair the ability of the Borrower to perform its Obligations hereunder or under the other Loan Documents:

(1)           Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2)           Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

(3)           Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens.

(4)           Liens resulting from final judgments or orders described in Section 8.1.6;

(xi)           subject to Section 7.2.1, Liens on fixed assets securing tax-exempt, fixed-rate industrial development bonds (“IDB’s) or notes or similar financing; and

(xii)          Liens securing Indebtedness under the Senior Notes, provided, that, (1) for so long as, the Collateral Sharing Agreement is in full force and effect and such Liens are subject to the terms and provisions of the Collateral Sharing Agreement, and (2) if the provisions requiring the granting of such Liens contained in the Senior Note Purchase Agreements shall be terminated, such Senior Note Purchase Agreement (or any other future documentation governing the Senior Notes) shall not subsequently provide for the granting of any Liens (whether conditional or unconditional, “springing” or immediate).

Permitted Non-recurring Expense Adjustment shall mean for any period of determination that includes the fiscal quarter ending, June 30, 2004, or September 30, 2004, non-recurring expenses related to the industrial gas turbine businesses of the Borrower and the Guarantors included in Consolidated Net Income (before extraordinary items) during such quarters in the following amounts: $962,000 for the quarter ending June 30, 2004, $630,000 for the quarter ending September 30, 2004.

Person shall mean any individual, natural person, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

Pledge Agreement shall have the meaning assigned to such term in Section 1.1 of Schedule A.

Pledged Collateral shall have the meaning assigned to such term in Section 1.1 of Schedule A.

PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice, passage of time or a determination by the Administrative Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

Pricing Grid means the chart attached hereto as Exhibit 1.1(P) which sets forth the rates at which Commitment Fees, Letter Credit Fees and interest rate margins are calculated on the basis of the Total Indebtedness to EBITDA Ratio.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Prior Security Interest shall have the meaning assigned to such term in Section 1.1 of Schedule A.

Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

Property shall mean all real property, both owned and leased, of the Borrower.

Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to Borrower or any Subsidiary or deferred payments by Borrower or such Subsidiary for the purchase of such tangible personal property.

Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

Ratable Share shall mean the proportion that a Bank’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Banks.

Regulated Substances shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, any substance defined as a “hazardous substance,” “pollutant,” “pollution,” “contaminant,” “hazardous or toxic substance,” “extremely hazardous substance,” “toxic chemical,” “toxic waste,” “hazardous waste,” “industrial waste,” “residual waste,” “solid waste,” “municipal waste,” “mixed waste,” “infectious waste,” “chemotherapeutic waste,” “medical waste,” “regulated substance” or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

Regulation U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

Reimbursement Obligation shall have the meaning assigned to such term in Section 2.8.3.2.

Reportable Event means a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

Required Banks shall mean (i) if there are no Revolving Credit Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, Banks whose Revolving Credit Commitments aggregate at least 51% of the Revolving Credit Commitments of all of the Banks, or (ii) if there are Revolving Credit Loans, Reimbursement Obligations, or Letter of Credit Borrowings outstanding, any Bank or group of Banks if the sum of the Revolving Credit Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 51% of the total amount of the Revolving Credit Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Administrative Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

Revolving Credit Base Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(i).

Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” and thereafter on Schedule I to the most recent

Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks. The aggregate amount of the Revolving Credit Commitments is subject to the provisions of Section 2.1.2.

Revolving Credit Euro-Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii).

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to Section 2.1 or 2.8.4(i) hereof.

Revolving Credit Notes shall mean collectively and Revolving Credit Note shall mean separately all the Revolving Credit Notes of the Borrower in the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Revolving Facility Usage shall mean at any time the sum of the Revolving Credit Loans and Swing Loans outstanding and the Letters of Credit Outstanding.

Security Agreement shall have the meaning assigned to such term in Section 1.1 of Schedule A.

Security Event shall be deemed to occur when a “Security Event” occurs and is continuing under the documents governing the Senior Notes. After a Security Event shall have occurred, such Security Event shall be deemed to continue to exist under this Agreement and the Loan Documents until waived in writing by all of the Banks, whether or not the “Security Event” (as defined in the Senior Note Purchase Agreement) has been waived by any holders of the Senior Notes or otherwise has terminated under the Senior Note documents; provided that a Security Event shall be deemed to terminate hereunder (automatically and without the requirement of a waiver thereof by the Banks) if such “Security Event” terminates under the second paragraph of the definition of “Security Event” under the Senior Note Purchase Agreement (which provides in part that a “Security Event” thereunder shall terminate at such time as the Leverage Ratio (as defined thereunder) “shall have been less than 3.00 to 1.00 at all times for a period of two full consecutive fiscal quarters of the Company” and at such time as the other conditions are met as set forth in clauses (w) through (z) thereof) without giving effect to any waivers under, or amendments to, the Senior Note Purchase Agreement or any related documents, whether such waivers or amendments relate to the definition of a “Security Event”, the “Leverage Ratio” or any other matter (unless such waiver or amendment shall have been approved by all of the Banks). It is acknowledged that: (1) in the event of an amendment to the definition of “Security Event” under the Senior Notes or other Security Related Amendment, such amendment may be effective under this Agreement, as provided under, and subject to the proviso and other terms and conditions in, Section 7.2.20.3, and (2) if the Senior Notes are repaid or otherwise terminated and no Security Event has occurred prior to the date of such repayment or termination, the provisions contained on Schedule A hereto and this definition of “Security

Event” shall be deemed to be terminated; provided that if a Security Event has occurred before such repayment or termination, Schedule A and this definition shall remain in force and effect.

Security Related Amendment shall mean any Senior Note Purchase Agreement Waiver or Amendment which modifies the definition of “Security Event”, waives such Security Event, releases collateral security or modifies the terms thereof or directly or indirectly changes the rights and obligations of the parties to the Senior Note Purchase Agreement, the Loan Documents or any related documents arising as a result of such Security Event or relating to the termination of such Security Event or any collateral security.

Senior Notes shall mean, collectively (a) the 6.06% Series A Senior Notes of the Borrower due December 2, 2012 and (b) the 5.59% Series B Senior Notes of the Borrower due December 2, 2012, issued pursuant to the Senior Note Purchase Agreements.

Senior Note Purchase Agreements shall mean the Note Purchase Agreements, each dated as of November 21, 2002, pursuant to which the Senior Notes were issued, as previously amended by Amendment No. 1 to Note Purchase Agreement dated as of April 21, 2004 and Amendment No. 2 to Note Purchase Agreement dated as of November 3, 2004 and Amendment No. 3 to Note Purchase Agreement dated as of May 3, 2005 and as hereafter amended.

Shares shall have the meaning assigned to that term in Section 5.1.2.

Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, (iii) any limited liability company of which such Person is a managing member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.

Subsidiary Shares shall have the meaning assigned to that term in Section 5.1.3.

Swing Loan Commitment shall mean PNC Bank’s commitment to make Swing Loans to the Borrower in an aggregate principal amount up to $20,000,000.

Swing Loan Conversion Date shall have the meaning assigned to such term in Section 2.9.4.

Swing Loan Note shall have the meaning assigned to such term in Section 2.9.3.

Swing Loan Repayment Date shall have the meaning assigned to such term in Section 2.9.2.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.9.2.

Swing Loans shall have the meaning assigned to such term in Section 2.9.1.

Syndication Agent shall mean Bank of America, N.A., and its successors and assigns, as Syndication Agent.

Total Indebtedness to EBITDA Ratio shall mean the ratio of Consolidated Total Indebtedness to Consolidated Adjusted EBITDA.

Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

UCC Collateral shall have the meaning assigned to such term in Section 1.1 of Schedule A.

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

1.2                                 Construction.

Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

1.2.1                        Number; Inclusion.

references to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or,” and “including” has the meaning represented by the phrase “including without limitation”;

1.2.2                        Determination.

references to “determination” of or by the Administrative Agent or the Banks shall be deemed to include good-faith estimates by the Administrative Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Administrative Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

1.2.3                        Administrative Agent’s Discretion and Consent.

whenever the Administrative Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good-faith;

1.2.4                        Documents Taken as a Whole.

the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

1.2.5                        Headings.

the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

1.2.6                        Implied References to this Agreement.

article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

1.2.7                        Persons.

reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

1.2.8                        Modifications to Documents.

reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

1.2.9                        From, To and Through.

relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; and

1.2.10                  Shall; Will.

references to “shall” and “will” are intended to have the same meaning.

1.3                                 Accounting Principles.

Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

2.             REVOLVING CREDIT FACILITY

2.1                                 Revolving Credit Commitments.

2.1.1                        General.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan the aggregate amount of Revolving Credit Loans from such Bank shall not exceed such Bank’s Revolving Credit Commitment minus such Bank’s Ratable Share of the then outstanding Swing Loans and Letters of Credit Outstanding. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.2                        Right to Increase Commitments

Provided that there is no Event of Default or Potential Default, if the Borrower wishes to increase the Revolving Credit Commitments, Borrower shall notify the Administrative Agent thereof, provided that any such increase shall be in a minimum of $10,000,000 and the aggregate of all such increases shall not exceed $50,000,000. Each Bank shall have the right at any time within thirty (30) days following such notice to increase its respective Revolving Credit Commitment so as to provide such added commitment pro rata in accordance with such Bank’s Ratable Share, and any portion of such requested increase which is not provided by any Bank shall be available to the other Banks, and thereafter, to the extent not provided by the Banks, to any additional bank proposed by the Borrower, which is approved by the Administrative Agent (which approval shall not be unreasonably withheld) and which becomes a party to this Agreement pursuant to Section 10.11. In the event of any such increase in the aggregate Revolving Credit Commitments effected pursuant to the terms of this subsection 2.1.2, new Notes shall, to the extent necessary, be executed and delivered by the Borrower in exchange for the surrender of the existing Notes.

2.2                                 Nature of Banks’ Obligations with Respect to Revolving Credit Loans.

Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 in accordance with its Ratable Share. The aggregate of each Bank’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letter of Credit Outstandings. The

obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor the several obligations of the other Banks to the Borrower; nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3                                 Commitment Fees.

Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Bank, as consideration for such Bank’s Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the “Commitment Fee”), calculated on a per annum (365 or 366 days, as appropriate, and actual days elapsed) basis under the Pricing Grid, on the average daily difference between the amount of (i) such Bank’s Revolving Credit Commitment as the same may be constituted from time to time and (ii) the principal amount of such Bank’s Ratable Share of Revolving Facility Usage. All Commitment Fees shall be payable in arrears on the first Business Day of each October, January, April and July and on the Expiration Date or upon acceleration of the Notes. For purposes of this computation, PNC Bank’s outstanding Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment.

2.4                                 Revolving Credit Loan Requests.

Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 3.2, by delivering to the Administrative Agent, not later than (i) 2:00 p.m., Pittsburgh time, three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to or the renewal of the Euro-Rate Option for any Revolving Credit Loans; and (ii) 10:30 a.m., Pittsburgh time on either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan to which the Euro-Rate Option applies, of a duly completed request therefor substantially in the form of Exhibit 2.4 or a request by telephone immediately confirmed in writing by letter, or facsimile in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Revolving Credit Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, which shall be in integral multiples of $500,000 and not less than $2,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $200,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the proposed Revolving Credit Loans comprising such Borrowing Tranche. If the Borrower (i)

fails to specify an interest rate option to be applicable to a Borrowing Tranche of Loans, the Borrower shall be deemed to have requested the Base Rate Option with respect to such Borrowing Tranche, or (ii) elects the Euro-Rate option but fails to specify an Interest Period to apply to the applicable Revolving Credit Loans, such Interest Period shall be 1 month.

2.5                                 Making Revolving Credit Loans.

The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4, notify the Banks of its receipt of such Loan Request specifying:  (i) the proposed Borrowing Date and the time and method of disbursement of such Revolving Credit Loans; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of the Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Banks have made funds available to it for such purpose, fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the Borrowing Date, provided that if any Bank fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on the Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 9.16.

2.6                                 Revolving Credit Notes.

The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

2.7                                 Use of Proceeds.

The proceeds of the Revolving Credit Loans shall be used for the purpose of refinancing existing indebtedness, including the obligations under the 2000 Credit Agreement, and for general corporate purposes, including acquisitions permitted hereunder.

2.8                                 Letter of Credit Subfacility.

2.8.1                        Issuance of Letters of Credit.

Borrower may request the issuance of a letter of credit (each a “Letter of Credit”) for itself or on behalf of another Loan Party by delivering or having such other Loan Party deliver to the Administrative Agent a completed application and agreement for letters of credit in such form as the Administrative Agent may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least five (5) Business Days, or such shorter period as may be agreed to by the Administrative Agent, in advance of the proposed date of issuance. All letters of credit issued and outstanding under the 2000 Credit Agreement shall be deemed to have been issued under this

Agreement. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.8, the Administrative Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than one Business Day prior to the Expiration Date and provided that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $30,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.

2.8.2                        Letter of Credit Fees.

The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Banks a fee (the “Letter of Credit Fee”) calculated on a per annum (365 or 366 days, as appropriate, and actual days elapsed) basis under the Pricing Grid (except that the Letter of Credit Fee for purposes of the K-T Letter of Credit shall be such fee as is provided in the documentation for such K-T Letter of Credit), and (ii) to the Administrative Agent for its own account a fronting fee equal to 1/8% per annum, which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of October, January, April and July following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Administrative Agent for the Administrative Agent’s sole account the Administrative Agent’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Administrative Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.8.3                        Disbursements, Reimbursement.

2.8.3.1     Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Administrative Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.8.3.2     In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Administrative Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Administrative Agent shall sometimes be referred to as a “Reimbursement Obligation”) the Administrative Agent prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Administrative Agent under any Letter of Credit (each such date, an “Drawing Date”) in an amount equal to the amount so paid by the Administrative Agent. In the event the Borrower fails to reimburse the Administrative Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Administrative Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 6.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Administrative Agent pursuant to this Section 2.8.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.8.3.3     Each Bank shall upon any notice pursuant to Section 2.8.3.2 make available to the Administrative Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 2.8.3.4) each be deemed to have made a Revolving Credit Loan to the Borrower under the Base Rate Option in that amount. If any Bank so notified fails to make available to the Administrative Agent for the account of the Administrative Agent the amount of such Bank’s Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Bank’s obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Administrative Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.8.3.3.

2.8.3.4     With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans to the Borrower under the Base Rate Option in whole or in part as contemplated by Section 2.8.3.2, because of the Borrower’s failure to satisfy the conditions set forth in Section 6.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Administrative Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank’s payment to the Administrative Agent pursuant to Section 2.8.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Bank in satisfaction of its participation obligation under this Section 2.8.3.

2.8.4                        Repayment of Participation Advances.

2.8.4.1     Upon (and only upon) receipt by the Administrative Agent for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Administrative Agent under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Administrative Agent under such a Letter of Credit, the Administrative Agent will pay to each Bank, in the same funds as those received by the Administrative Agent, the amount of such Bank’s Ratable Share of such funds, except the Administrative Agent shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Administrative Agent.

2.8.4.2     If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Administrative Agent pursuant to Section 2.8.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.8.5        Documentation.

Each Loan Party agrees to be bound by the terms of the Administrative Agent’s application and agreement for letters of credit and the Administrative Agent’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.8.6        Determinations to Honor Drawing Requests.

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Administrative Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.8.7        Nature of Participation and Reimbursement Obligations.

Each Bank’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.8.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Administrative Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances:

(i)            any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Administrative Agent or any of its Affiliates, the Borrower or any other Person for any reason whatsoever;

(ii)           the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests], 2.6 [Making Revolving Credit Loans] or 6.2 [Each Additional Loan] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 2.8.3;

(iii)          any lack of validity or enforceability of any Letter of Credit;

(iv)          any claim of breach of warranty that might be made by any Loan Party or any Bank against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Administrative Agent or its Affiliates or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v)           the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if the Administrative Agent or any of the Administrative Agent’s Affiliates has been notified thereof;

(vi)          payment by the Administrative Agent or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)         the solvency of, or any acts of omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)        any failure by the Administrative Agent or any of Administrative Agent’s Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Administrative Agent has received written notice from such Loan Party of such failure within three Business Days after the Administrative Agent shall have furnished such Loan Party a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)           any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x)            any breach of this Agreement or any other Loan Document by any party thereto;

(xi)           the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)          the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii)         the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.8.8        Indemnity.

In addition to amounts payable as provided in Section 9.5 [Reimbursement of Administrative Agent by Borrower, Etc.], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent and any of Administrative Agent’s Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Administrative Agent or any of Administrative Agent’s Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Administrative Agent as determined by a final judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Administrative Agent or any of Administrative Agent’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called “Governmental Acts”).

2.8.9        Liability for Acts and Omissions.

As between any Loan Party and the Administrative Agent, or the Administrative Agent’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Administrative Agent shall not be responsible for any of the following including any losses or damages to any Loan Party or other Person or property relating therefrom:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Administrative Agent or the Administrative Agent’s Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrative Agent or the Administrative Agent’s Affiliates, as applicable, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Administrative Agent’s or the Administrative Agent’s Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Administrative Agent from liability for the Administrative Agent’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Administrative Agent or the Administrative Agent’s Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Administrative Agent and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Administrative Agent or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Administrative Agent or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrative Agent or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject to such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Administrative Agent or the Administrative Agent’s Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Administrative Agent or the Administrative Agent’s Affiliates under any resulting liability to the Borrower or any Bank.

2.9           Swing Loans.

2.9.1        Making Swing Loans.

Subject to the terms and conditions hereof, PNC Bank may in its discretion make swing line loans in Dollars (the “Swing Loans”) to the Borrower from time to time prior to the Expiration Date in an aggregate outstanding principal amount up to the amount of the Swing Loan Commitment for periods not to exceed seven (7) days as requested by the Borrower and agreed to by PNC Bank; provided, that, no Swing Loan shall be made if, after giving effect to the making of such Swing Loan and the simultaneous application of the proceeds thereof, (x) the aggregate Revolving Facility Usage would exceed the aggregate amount of the Revolving Credit Commitments of all of the Banks or (y) the aggregate amount of all Revolving Credit Loans made by a Bank plus such Bank’s Ratable Share of the amount of Swing Loans and Letter of Credit Outstandings then outstanding would exceed its Revolving Credit Commitment. Within the foregoing limits, the Borrower may prior to the Expiration Date borrow, repay and reborrow under the Swing Loan Commitment, subject to and in accordance with the terms and limitations hereof. The interest rate for a Swing Loan shall be the rate that is mutually agreed by the Borrower and PNC Bank at the time such Swing Loan is made or, absent such an agreement, at the Base Rate.

2.9.2        Swing Loan Request.

The Borrower may request a Swing Loan to be made on any Business Day. Each request for a Swing Loan shall be in the form of a Swing Loan Request (or a request by telephone immediately confirmed in writing, it being understood that PNC Bank may rely on the authority of any individual making such telephonic request without the necessity of receipt of such written confirmation) and received by the Administrative Agent not later than 1:00 p.m. (Pittsburgh time) on the Business Day such Swing Loan is to be made, specifying in each case (i) the amount to be borrowed, (ii) the requested Borrowing Date, and (iii) the date such Swing Loan is to be repaid, if applicable (the “Swing Loan Repayment Date”). The request for such Swing Loan shall be irrevocable. Provided that all applicable conditions precedent contained herein have been satisfied, PNC Bank shall, not later than 4:00 p.m., Pittsburgh time, on the date specified in the Borrower’s request for such Swing Loan, make such Swing Loan by crediting the Borrower’s deposit account with PNC Bank.

2.9.3        Swing Loan Note.

The obligation of the Borrower to repay the Swing Loans shall be evidenced by a promissory note of the Borrower dated the date hereof, payable to the order of PNC Bank in the principal amount of the Swing Loan Commitment and substantially in the form of Exhibit 1.1(S)(2) (as amended, supplemented or otherwise modified from time to time, the “Swing Loan Note”).

2.9.4        Repayment.

Swing Loans shall be repaid on the earliest of (i) the Expiration Date, (ii) the Swing Loan Repayment Date for such Swing Loan, and (iii) the seventh day after the date such Swing Loan was made, or at any time upon demand by the Administrative Agent (any such date being the “Swing Loan Conversion Date”). Unless the Borrower shall have notified the Administrative Agent prior to 11:00 a.m., Pittsburgh time, on such Swing Loan Conversion Date that the Borrower intends to repay such Swing Loan with funds other than the proceeds of a Revolving Credit Loan, the Borrower shall be deemed to have given notice to the Administrative Agent requesting the Banks to make Revolving Credit Loans which shall earn interest at the Base Rate in effect on the Swing Loan Conversion Date in an aggregate amount equal to the amount of such Swing Loan plus interest thereon, the Banks shall, on the Swing Loan Conversion Date, make Revolving Credit Loans (without the requirement that they comply with the conditions for Revolving Credit Loans in Section 2.4 [Revolving Credit Loan Requests], which shall earn interest at the Base Rate, in an aggregate amount equal to the amount of such Swing Loan plus interest thereon, the proceeds of which shall be applied directly by the Administrative Agent to repay PNC Bank for such Swing Loan plus accrued interest thereon; and provided, further, that if for any reason the proceeds of such Revolving Credit Loans are not received by PNC Bank on the Swing Loan Conversion Date in an aggregate amount equal to the amount of such Swing Loan plus accrued interest, the Borrower shall reimburse PNC Bank on the day immediately following the Swing Loan Conversion Date, in same day funds, in an amount equal to the excess of the amount of such Swing Loan over the aggregate amount of such Revolving Credit Loans, if any, received plus accrued interest thereon.

2.9.5        Participations.

In the event that the Borrower shall fail to repay PNC Bank as provided in Section 2.9.4, the Administrative Agent shall promptly notify each Bank of the unpaid amount of such Swing Loan and of such Bank’s respective participation therein in an amount equal to such Bank’s pro rata share of such Swing Loan. Each Bank shall make available to the Administrative Agent for payment to PNC Bank an amount equal to its respective participation therein (including without limitation its pro rata share of accrued but unpaid interest thereon, provided that the interest rate payable by the participating Banks shall not exceed the Base Rate), in same day funds, at the office of the Administrative Agent specified in such notice. If such notice is delivered by the Administrative Agent by 11:00 a.m., Pittsburgh time, each Bank shall make funds available to the Administrative Agent on that Business Day. If such notice is delivered after 11:00 a.m., Pittsburgh time, each Bank shall make funds available to the Administrative Agent on the next Business Day. In the event that any Bank fails to make available to the Administrative Agent the amount of such Bank’s participation in such unpaid amount as provided herein, PNC Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at a rate per annum equal to the Federal Funds Effective Rate for each day during the period between the date such participation amount is required to be paid and the date on which such Bank makes available its participation in such unpaid amount. The failure of any Bank to make available to the Administrative Agent its pro rata share of any such unpaid amount shall not relieve any other Bank of its obligations hereunder to make available to the Administrative Agent its pro rata share of such unpaid amount on the Swing Loan Conversion Date. The Administrative Agent shall distribute to each Bank which has paid all amounts payable by it under this Section 2.9.5 with respect to the unpaid amount of any Swing Loan, such Bank’s pro rata share (based on its participation in such Swing Loan and interest thereon) of all payments received by the Administrative Agent from the Borrower in repayment of such Swing Loan when such payments are received. Notwithstanding anything to the contrary herein, each Bank which has paid all amounts payable by it under this Section 2.9.5 shall have a direct right to repayment of such amounts from the Borrower subject to the procedures for repaying Banks set forth in this Section 2.9.5 and the provisions of Section 4.

2.9.6        Termination.

In the event the Revolving Credit Commitments are terminated in accordance with the terms hereof, the Swing Loan Commitment shall also be terminated automatically. In the event the Borrower reduces the Revolving Credit Commitments to less than the Swing Loan Commitment, the Swing Loan Commitment shall immediately be reduced to an amount equal to the Revolving Credit Commitment. In the event the Borrower reduces the Revolving Credit Commitments to less than the outstanding principal amount of the Swing Loans, the Borrower shall immediately repay the amount by which the outstanding Swing Loans exceeds the Swing Loan Commitment as so reduced plus accrued interest thereon.

2.9.7        Minimum Amounts.

At no time shall there be more than three (3) outstanding Swing Loans. Each Swing Loan shall be in an original principal amount of $25,000, except as to Swing Loans made pursuant to Section 2.9.9, as to which there shall be no minimum.

2.9.8        Prepayment.

The Borrower shall have the right at any time and from time to time to prepay the Swing Loans, in whole or in part, without premium or penalty (but in any event subject to Section 4.5.2), upon prior written, facsimile or telephonic notice to PNC Bank given no later than 11:00 a.m., Pittsburgh time, on the date of any proposed prepayment. Each notice of prepayment shall specify the Swing Loan to be prepaid and the amount to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such amount on such date, with accrued interest thereon and any other amounts owed hereunder.

2.9.9        Swing Loans Under Cash Management Agreements.

In addition to making Swing Loans pursuant to the foregoing provisions of this Section 2.9.9, without the requirement for a specific request from the Borrower pursuant to Section 2.9.2, PNC Bank may make Swing Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and PNC Bank relating to the Borrower’s deposit, sweep and other accounts at PNC Bank and related arrangements and agreements regarding the management and investment of the Borrower’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrower’s accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.9.9 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.9.1, (ii) not be subject to the limitations as to number or individual amount set forth in Sections 2.9.7 or the repayment provisions of Section 2.9.4, (iii) be payable by the Borrower, both as to principal and interest, at the times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after PNC Bank has received written notice of the occurrence of a Potential Default or Event of Default, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Bank’s obligation to purchase participating interests therein pursuant to Section 2.9.5, and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.9.

2.9.10                      Nature of Obligations.

Each Bank’s obligation to purchase participating interests pursuant to Section 2.9.5 in the event that the Borrower shall fail to repay PNC Bank as provided in Section 2.9.4 in the amount required under such Section shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against any other Bank or the Borrower, or the Borrower may have against any Bank or any other Person, as the case may be, for any reason whatsoever; (ii) the occurrence or continuance of a Potential Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of his Agreement by any party hereto; (v) the failure to satisfy any condition to the making of any Loan hereunder; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.9.11                      Indemnity.

Each Bank shall ratably in accordance with its Ratable Share, indemnify PNC Bank, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and expenses), claim, demand, action, loss or liability (except any of the foregoing that results from the indemnitees’ gross negligence or willful misconduct) that such indemnities may suffer or incur in connection with this Section 2.9 or any action taken or omitted by such indemnities hereunder.

2.10         Collateral Security.

The parties shall comply with the provisions of Section 2.10 [Collateral Security] contained on Schedule A.

3.             INTEREST RATES

3.1           Interest Rate Options.

The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than eight (8) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank’s highest lawful rate, the rate of interest on such Bank’s Loan shall be limited to such Bank’s highest lawful rate. The interest rate applicable to the Swing Loans shall be governed by Section 2.9.

3.1.1        Revolving Credit Interest Rate Options.

The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i)            Revolving Credit Base Rate Option:  A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the applicable number of basis points calculated under the Pricing Grid, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)           Revolving Credit Euro-Rate Option:  A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the applicable number of basis points calculated under the Pricing Grid.

3.1.2        Rate Quotations.

The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

3.2           Interest Periods.

At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the “Interest Period”) during which such Interest Rate Option shall apply, such Interest Period to be one, two, three or six Months, provided, that:

3.2.1        Ending Date and Business Day.

Any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

3.2.2        Amount of Borrowing Tranche.

Each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $500,000 and not less than $2,000,000;

3.2.3        Termination Before Expiration Date.

The Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date; and

3.2.4        Renewals.

In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

3.3           Interest After Default.

To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

3.3.1        Letter of Credit Fees, Interest Rate.

The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to the Pricing Grid shall be increased by 2.0% per annum; and

3.3.2        Other Obligations.

Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

3.3.3        Acknowledgment.

The Borrower acknowledges that such increased rates reflect, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and, all such interest shall be payable by Borrower upon demand by Administrative Agent.

3.4           Euro-Rate Unascertainable.

3.4.1        Unascertainable.

If on any date on which a Euro-Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i)            adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

(ii)           a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate, then the Administrative Agent shall have the rights specified in Section 3.4.3.

3.4.2        Illegality; Increased Costs; Deposits Not Available.

If at any time any Bank shall have determined that:

(i)            the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good-faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii)           such Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

(iii)          after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies are not available to such Bank with respect to such Loan in the London interbank market, then the Administrative Agent shall have the rights specified in Section 3.4.3.

3.4.3        Administrative Agent’s and Banks’ Rights.

In the case of any event specified in subsection 3.4.1 above, the Administrative Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in subsection 3.4.2 above, such Bank shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Administrative Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Bank shall have later notified the

Administrative Agent, of the Administrative Agent’s or such Bank’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under subsection 3.4.1 of this Section 3.4 and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Administrative Agent of a determination under subsection 3.4.2 of this Section 3.4, the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 4.5.2, as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 4.4. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

3.5           Selection of Interest Rate Options.

If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Euro-Rate Loans at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.1, the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option, as applicable, commencing upon the last day of the existing Interest Period.

4.             PAYMENTS

4.1           Payments.

All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 1:00 p.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 1:00 p.m., Pittsburgh time, by the Administrative Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Administrative Agent, the Administrative Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Banks. The Administrative Agent’s and each Bank’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.”

4.2           Pro Rata Treatment of Banks.

Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent’s Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 3.4.2 [Illegality; Increased Costs; Deposits not Available] in the case of an event specified in Section 3.4.1 [Euro-Rate Unascertainable], 4.4 [Voluntary Prepayments and Commitment Reductions] or 4.5 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank. Notwithstanding any of the foregoing, each borrowing or payment, repayment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC Bank according to Section 2.9.

4.3           Interest Payment Dates.

Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each October, January, April and July and on the date such Loans are repaid in full. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) months, also on the last day of every third month during such Interest Period. Interest on mandatory prepayments of principal under Section 4.5 shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

4.4           Voluntary Prepayments and Commitment Reductions.

4.4.1        Right to Prepay.

The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in subsection 4.4.2 below or in Section 4.5):

(i)            at any time with respect to any Loan to which the Base Rate Option applies,

(ii)           on the last day of the applicable Interest Period with respect to Loans to which a Euro-Rate Option applies,

(iii)          on the date specified in a notice by any Bank pursuant to Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available] with respect to any Loan to which a Euro-Rate Option applies.

Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent on or before the date of prepayment of Loans setting forth the following information:

(a)           the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(b)           a statement indicating the application of the prepayment; and

(c)           the total principal amount of such prepayment, which shall not be less than $200,000 for the Revolving Credit Loans.

Notwithstanding the foregoing to the contrary, whenever the Borrower desires to prepay any part of the Swing Loans it shall provide notice thereof no later than 12:00 noon, Pittsburgh time, on the date of prepayment of Swing Loans setting forth the following information:

(x)            the date, which shall be a Business Day, on which the proposed prepayment is to be made; and

(y)           a statement indicating the application of the prepayment between the Swing Loans.

The amount of the payment shall not be less than $25,000 for any Swing Loan except for Swing Loans made pursuant to Section 2.9.9, as to which there shall be no minimum.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 3.3.3, if the Borrower prepays a Loan but fail to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Banks under Section 4.5.2.

4.4.2        Replacement of a Bank.

In the event any Bank (i) gives notice under Section 3.4.2 or Section 4.5, (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, (iii) does not approve any action as to which consent of the Required Banks is requested by the Borrower and obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Administrative Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank’s Commitment within ninety (90) days after (w) receipt of such Bank’s notice under Section 3.4.2 or 4.5.1, (x) the date such Bank has failed to fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Bank, (y) the date of obtaining the consent which such Bank has not approved, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Section 4.5 and any accrued interest due on such amount and any related fees; provided, however, that the Commitment of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Administrative Agent; provided, further, the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Administrative Agent may only be replaced subject to the requirements of Section 9.14 and provided that all Letters of Credit have expired, been terminated or replaced or cash collateral or backup letters of credit shall have been deposited.

4.4.3        Right to Reduce Commitments.

The Borrower shall have the right at its option from time to time to reduce permanently the Revolving Credit Commitments upon at least one Business Day’s advance notice to the Administrative Agent. Each such permanent reduction shall be in the minimum amount of $5,000,000 and shall reduce the Revolving Credit Commitment of each Bank in proportion to its Ratable Share. Upon the effective date of each permanent reduction in the Revolving Credit Commitments, the Borrower shall also prepay, with interest and with any additional compensation required under Section 4.5.2, the amount (if any) by which the Revolving Facility Usage at the time of the reduction exceeds the amount of the Revolving Commitments as reduced.

4.5           Additional Compensation in Certain Circumstances.

4.5.1        Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

(i)            subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank),

(ii)           imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

(iii)          imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank’s capital, taking into consideration such Bank’s customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Administrative Agent of the amount determined in good-faith (using any averaging and attribution methods employed in good-faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income or additional expense (to the extent not reflected in the determination of Base Rate). Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

4.5.2        Indemnity.

In addition to the compensation required by subsection 4.5.1 of this Section 4.5, the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to the Euro-Rate Option) which such Bank actually sustains or incurs as a consequence of any

(i)            payment, prepayment, conversion or renewal of any Loan to which the Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(ii)           attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice relating to Loan Requests under Section 2.4 or Section 3.2 or prepayments under Section 4.4, or

(iii)          default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

If any Bank actually sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good-faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

5.             REPRESENTATIONS AND WARRANTIES

5.1           Representations and Warranties.

The Borrower represents and warrants to the Administrative Agent and each of the Banks as follows:

5.1.1        Organization and Qualification.

The Borrower and each Subsidiary of the Borrower: (i) is a corporation or organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, and (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 5.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except with respect to each of (i) and (iii) above, for exceptions which are not material to the Borrower and its Subsidiaries taken as a whole.

5.1.2        Capitalization and Ownership.

Schedule 5.1.2 states, as of the Closing Date, the authorized capital stock of the Borrower, the issued and outstanding shares (referred to herein as the “Shares”) of such stock, and the names of any parties beneficially owning, individually or through affiliates, more than 5% thereof. All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such Shares except as indicated on Schedule 5.1.2.

5.1.3        Subsidiaries.

Schedule 5.1.3 states, as of the Closing Date, the name of each of the Borrower’s Subsidiaries, its jurisdiction of incorporation or organization, its authorized capital stock, the issued and outstanding shares (referred to herein as the “Subsidiary Shares”) and the owners thereof if it is a corporation, its outstanding partnership interests (the “Partnership Interests”) if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the “LLC Interests”) if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 5.1.3.

5.1.4        Power and Authority.

The Borrower and each other Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

5.1.5        Validity and Binding Effect.

This Agreement has been duly and validly executed and delivered by the Borrower, and each other Loan Document which the Borrower or any other Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by the Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document to which Borrower or any other Loan Party is a party constitutes, or will constitute, legal, valid and binding obligations of each such party, enforceable against each such party, in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.

5.1.6        No Conflict.

Neither the execution and delivery of this Agreement or the other Loan Documents by the Borrower and any other Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws or other organizational documents of the Borrower or any Subsidiary or (ii) any Law or of any material agreement, instrument, order, writ, judgment, injunction or decree to which the Borrower or any Subsidiary is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower or any Subsidiary.

5.1.7        Litigation.

Except as set forth on Schedule 5.1.7, there are no material actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary of the Borrower at law or equity before any Official Body, provided that the Borrower does not expect that such items disclosed on such Schedule are reasonably likely to result in any Material Adverse Change.  Neither the Borrower nor any Subsidiaries of the Borrower is in violation of any order, writ, injunction or any decree of any Official Body which would reasonably be expected to result in any Material Adverse Change.

5.1.8        Title to Properties.

The real property owned or leased by the Borrower and each Subsidiary of the Borrower is described on Schedule 5.1.8. The Borrower and each Subsidiary of the Borrower has good and marketable title to or valid leasehold interests in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

5.1.9        Financial Statements.

(i)            Historical Statements. The Borrower has delivered to the Administrative Agent copies of its audited consolidated and unaudited consolidating year-end financial statements for and as of the end of the fiscal year ended March 31, 2005 (the “Historical Statements”). The Historical Statements were compiled from the books and records maintained by the Borrower’s management, are correct and complete and present fairly in all material respects the financial condition of the Borrower as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

(ii)           Accuracy of Financial Statements. The Borrower does not have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which would cause a Material Adverse Change. Since March 31, 2005, no Material Adverse Change has occurred.

5.1.10      Margin Stock.

Neither the Borrower nor any of its Subsidiaries engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of Regulation U of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any of its Subsidiaries holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Borrower or any of its Subsidiaries are or will be represented by margin stock.

5.1.11      Full Disclosure.

Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. On the Closing Date, there is no fact known to the Borrower which materially adversely affects the business, property, assets, financial condition or results of operations of the Borrower or any Subsidiary of the Borrower which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

5.1.12      Taxes.

All federal, state, local, foreign and other tax returns required to have been filed with respect to the Borrower and each Subsidiary of the Borrower have been filed (subject to the timely filing of any extensions therefor), and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. Other than extensions of tax return filing deadlines for which the Borrower has applied in the ordinary course of business, there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of the Borrower or any of its Subsidiaries for any period.

5.1.13      Consents and Approvals.

No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by the Borrower, except as listed on Schedule 5.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 5.1.13.

5.1.14      No Event of Default; Compliance with Instruments.

No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings to be made on the Closing Date under the Loan Documents which constitutes an Event of Default or Potential Default. Neither the Borrower nor any of its Subsidiaries is in violation of (i) any term of its certificate of incorporation, bylaws, or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

5.1.15      Patents, Trademarks, Copyrights, Licenses, Etc.

The Borrower and each Subsidiary of the Borrower owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by the Borrower and its Subsidiaries, without known conflict with the rights of others.

5.1.16      Insurance.

All insurance policies and other bonds to which the Borrower and each of its Subsidiaries is a party are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower and each Subsidiary of the Borrower in accordance with prudent business practice in the industries of the Borrower and its Subsidiaries.

5.1.17      Compliance with Laws.

The Borrower and its Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in subsection 5.1.22) in all jurisdictions in which the Borrower and its Subsidiaries do business except where the failure to so comply would not constitute a Material Adverse Change.

5.1.18      Material Contracts.

Schedule 5.1.18 lists all material contracts relating to the business operations of the Borrower and each Subsidiary of the Borrower, including all employee benefit plans and Labor Contracts. All such material contracts are valid, binding and enforceable upon the Borrower or each such Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder by the Borrower or any such Subsidiary or, to the Borrower’s knowledge, with respect to parties other than the Borrower or any such Subsidiary, which would result in a Material Adverse Change.

5.1.19      Investment Companies.

Neither the Borrower nor any of its Subsidiaries is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”

5.1.20      Plans and Benefit Arrangements.

Except as set forth on Schedule 5.1.20:

(i)            The Borrower and each member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

(ii)           To the Borrower’s knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

(iii)          Neither the Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

(iv)          The aggregate actuarial present value of accumulated benefit obligations (as per Financial Accounting Standards Board Opinion No. 87) under each Plan, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

(v)           Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

(vi)          To the extent that any Benefit Arrangement is insured, the Borrower and all members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

(vii)         All Plans, Benefit Arrangements and to the knowledge of the Borrower Multiemployer Plans have been administered in all material respects in accordance with their terms and the applicable provisions of ERISA.

5.1.21      Employment Matters.

Except as set forth on Schedule 5.1.21, the Borrower and each of its Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, provided that such items disclosed on such Schedule would not individually or in the aggregate constitute a Material Adverse Change. To the best of Borrower’s knowledge, there are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Borrower or any of its Subsidiaries which in any case would constitute a Material Adverse Change.

5.1.22      Environmental Matters.

Except as disclosed on Schedule 5.1.22:

(i)            Neither the Borrower nor any Subsidiary of the Borrower has received any Environmental Complaint from any Official Body or private Person alleging that such Borrower or Subsidiary or, with respect to the Property, any prior or subsequent owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq., and the Borrower has no reason to believe that such an Environmental Complaint is reasonably likely to be received. There are no pending or, to the Borrower’s knowledge, threatened Environmental Complaints relating to the Borrower or any Subsidiary of the Borrower or, to the Borrower’s knowledge with respect to the Property, any prior or subsequent owner of the Property pertaining to, or arising out of, any Environmental Conditions.

(ii)           There are no circumstances at, on or under the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no Environmental Conditions at, on or under the Property or, to the knowledge of the Borrower, at, on or under adjacent property, that prevent compliance with the Environmental Laws at the Property.

(iii)          Neither the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or any other activities at, on or under the Property, or, to the knowledge of the Borrower, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws or would not result in a Material Adverse Change.

(iv)          The Borrower and each Subsidiary of the Borrower has all permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of the Borrower and its Subsidiaries as presently conducted. The Borrower and each Subsidiary of the Borrower has submitted all notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on the Property.

(v)           All past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances has been done by the Borrower and its Subsidiaries in accordance with the Environmental Laws.

5.1.23      Senior Debt Status.

The Obligations of the Borrower under this Agreement, the Notes, and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with (a) prior to the occurrence of a Security Event or following the termination of a Security Event, all of its other unsecured senior Indebtedness (including, without limitation, Indebtedness under the Senior Notes, as in effect from time to time), and (b) at any time after a Security Event has occurred and has not been terminated, all of its other secured senior Indebtedness (including, without limitation, Indebtedness under the Senior Notes, as in effect from time to time), except in each case Indebtedness of the Borrower to the extent secured by Permitted Liens. The obligations of each Guarantor under the Guaranty and Suretyship Agreement at all times shall rank pari passu with (a) prior to the occurrence of a Security Event or following the termination of a Security Event, all of its other unsecured senior Indebtedness (including, without limitation, Indebtedness under the Senior Notes, as in effect from time to time), and (b) at any time after a Security Event has occurred and has not been terminated, all of its other secured senior Indebtedness (including, without limitation, Indebtedness under the Senior Notes, as in effect from time to time), except in each case Indebtedness of the Borrower to the extent secured by Permitted Liens. Without limiting the foregoing, the Borrower shall take all steps necessary to provide that (i) its Obligations under this Agreement, the Notes and the other Loan Documents shall be senior to any outstanding Indebtedness and (ii) any Indebtedness of any Subsidiary that is in any manner subordinated in right of payment or security to any other Indebtedness is subordinated to the Obligations on the same terms and conditions as such Subsidiary Indebtedness, and (b) if the Borrower or any Subsidiary incurs any additional Indebtedness (any such Indebtedness must be permitted under Section 7.2.1 hereof) after the Closing Date that is in any manner subordinated in right of payment or security to any other Indebtedness (“New Subordinated Indebtedness”), the New Subordinated Indebtedness shall be subordinated in right of payment and security to the Obligations on the same terms and conditions as such other Indebtedness.

5.1.24      Anti-Terrorism Laws.

5.1.24.1                   General.

None of the Loan Parties nor or any Affiliate of any Loan Party, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

5.1.24.2                   Executive Order No. 13224.

None of the Loan Parties, nor or any Affiliate of any Loan Party, or their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)            a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)           a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)          a Person or entity with which any Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)          a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v)           a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi)          a person or entity who is affiliated or associated with a person or entity listed above.

No Loan Party or to the knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

5.1.25      Security Interests.

The Borrower represents and warrants to the Administrative Agent and each of the Banks as set forth in Section 5.1.25 [Security Interests] of Schedule A.

5.1.26      Pledged Collateral.

The Borrower represents and warrants to the Administrative Agent and each of the Banks as set forth in Section 5.1.26 [Pledged Collateral] of Schedule A.

5.2           Updates to Schedules.

Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

6.             CONDITIONS OF LENDING

The obligation of each Bank to make Loans and of the Administrative Agent to issue Letters of Credit hereunder is subject to the performance by Borrower of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

6.1           First Loans.

On the Closing Date:

6.1.1        Closing Representations.

The representations and warranties of Borrower contained in Article 5 shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and Borrower shall have performed and complied with all covenants and conditions hereof, no Event of Default or Potential Default under this Agreement shall have occurred and be continuing or shall exist.

6.1.2        Secretary’s Certificate.

There shall be delivered to the Administrative Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of Borrower, certifying as appropriate as to:

(i)            all action taken by Borrower and the other Loan Parties in connection with this Agreement and the other Loan Documents;

(ii)           the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of Borrower and the other Loan Parties for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Bank may conclusively rely; and

(iii)          copies of the organizational documents, including certificates of incorporation and bylaws as in effect on the Closing Date, of Borrower and the other Loan Parties, certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of Borrower and its Subsidiaries in each state where organized or qualified to do business.

6.1.3        Delivery of Loan Documents.

The Confirmation Agreement, the Notes, the Guaranty and Suretyship Agreement, each shall have been duly executed by the parties thereto and such documents shall have been delivered to the Administrative Agent for the benefit of the Banks.

6.1.4        First Amendment to Collateral Agency Agreement.

The Borrower and each of the Guarantors and the other parties thereto shall have executed and delivered to the Administrative Agent for the benefit of the Banks an amendment to Collateral Sharing and Agency Agreement (the “Amendment to Collateral Sharing Agreement”) in a form acceptable to the Administrative Agent and attached as Exhibit 6.1.4 hereto. The Administrative Agent is hereby authorized to execute the such Amendment to Collateral Sharing Agreement on behalf of the Banks.

6.1.5        Amendments to Senior Notes.

The Borrower shall have delivered to the Administrative Agent true and correct copies of the waivers, consents or amendments to the Senior Notes, if any, made in connection with this Agreement and the Amendment to Collateral Sharing Agreement and such amendments shall be acceptable to the Administrative Agent.

6.1.6        Opinion of Counsel.

There shall be delivered to the Administrative Agent for the benefit of each Bank a written opinions of John B. Wright, II, Esq., Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Borrower and the Guarantors addressing the matters set forth on Schedule 6.1.6.

6.1.7        Legal Details.

All legal details and proceedings in connection with the transactions contemplated by the Agreement and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request.

6.1.8        Payment of Fees.

The Borrower shall pay or cause to be paid to the Administrative Agent for itself and for the account of the Banks all costs and expenses for which the Administrative Agent and the Banks are entitled to be reimbursed, and such other fees and expenses as are due and payable on or before the Closing Date.

6.1.9        Consents.

All material consents required to effectuate the transactions contemplated hereby as set forth on Schedule 5.1.13 shall have been obtained.

6.1.10      Officer’s Certificate Regarding MACs.

Since March 31, 2005, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall be no material change in the management of Borrower or any Loan Party; and there shall be delivered to the Administrative Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of Borrower to such effect.

6.1.11      No Violation of Laws.

The making of the Loans shall not contravene any Law applicable to Borrower or any of the Banks.

6.1.12      No Actions or Proceedings.

No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

6.2           Each Additional Loan

At the time of making any new Loans or issuing any new Letters of Credit hereunder and after giving effect to the proposed borrowings: the representations and warranties of the Borrower contained in Article 5 shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrower shall have performed and complied with all covenants and conditions hereof and of the Loan Documents; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to the Borrower or any Subsidiary of the Borrower or any of the Banks; and the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

7.             COVENANTS

7.1           Affirmative Covenants.

The Borrower covenants and agrees that until payment in full of the Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrower’s other Obligations under the Loan Documents and termination of the Revolving Credit Commitments, the Borrower shall comply at all times with the following affirmative covenants:

7.1.1        Preservation of Existence, Etc.

The Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except for exceptions which are not materially adverse to the business of the Loan Parties and their Subsidiaries in the aggregate.

7.1.2        Payment of Liabilities, Including Taxes, Etc.

The Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes (subject to the timely filing of an extension therefor), assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good-faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of the Borrower and its Subsidiaries taken as a whole, provided that the Borrower and its Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

7.1.3        Maintenance of Insurance.

The Borrower shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. At the request of the Administrative Agent, the Borrower shall deliver (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Borrower’s independent insurance broker describing and certifying as to the existence of the insurance required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to the Borrower and its Subsidiaries. At the reasonable request of the Administrative Agent, such policies of insurance shall contain special endorsements, in form and substance acceptable to the Administrative Agent, which shall (i) specify the Administrative Agent as an additional insured as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the Borrower or relevant Subsidiary and not that of the Administrative Agent, (ii) include effective waivers by the insurer of all claims for insurance premiums against the Administrative Agent, (iii) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice of such cancellation or change, (iv) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds, and (v) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The Borrower shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of insured assets and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds may, at the option of the Administrative Agent, be disbursed to the Borrower or the relevant Subsidiary on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

7.1.4        Maintenance of Properties and Leases.

The Borrower shall, and shall cause each other Loan Party to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, the Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.

7.1.5        Maintenance of Patents, Trademarks, Etc.

The Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

7.1.6        Visitation Rights.

The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times during normal business hours and as often as any of the Banks may reasonably request, provided that, except during the existence of an Event of Default, each Bank shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection and such visitation and inspection shall not unreasonably interfere with the conduct of the business of the Borrower or such Subsidiary. In the event any Bank desires to conduct an audit of the Borrower, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent. The Borrower shall not be obligated to reimburse the Administrative Agent and the Banks for more than one audit per year.

7.1.7        Keeping of Records and Books of Account.

The Borrower shall, and shall cause each of its Subsidiaries to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

7.1.8        Plans and Benefit Arrangements.

The Borrower shall, and shall cause each member of the ERISA Group to, comply with the provisions of ERISA and the Internal Revenue Code applicable to each Plan and Benefit Arrangement except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

7.1.9        Compliance with Laws.

The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 7.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

7.1.10      Use of Proceeds.

The Borrower will use the proceeds of the Loans only for lawful purposes in accordance with Section 2.7 as applicable and such uses shall not contravene any applicable Law or any other provision hereof.

7.1.11      Subsidiary Dividends.

Borrower shall cause one or more of its Subsidiaries to pay cash dividends to Borrower (directly or through one or more Subsidiaries) from time to time, in aggregate amounts as necessary to permit Borrower to pay and satisfy the Obligations when due and payable (by acceleration or otherwise).

7.1.12      Further Assurances.

The parties shall comply with the provisions of Section 7.1.12 [Further Assurances] contained on Schedule A.

7.1.13      Subordination of Intercompany Loans.

The Borrower and each Guarantor shall cause any inter-company Indebtedness, loans or advances owed by any of them to one another to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

7.1.14      Anti-Terrorism Laws.

The Loan Parties and their respective Affiliates and agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. The Borrower shall deliver to Banks any certification or other evidence requested from time to time by any Bank in its sole discretion, confirming Borrower’s compliance with this Section 7.1.14.

7.2           Negative Covenants.

The Borrower covenants and agrees that until payment in full of the Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrower’s other Obligations hereunder and termination of the Revolving Credit Commitments, the Borrower shall comply, and shall cause its Subsidiaries to comply, with the following negative covenants:

7.2.1        Indebtedness.

7.2.1.1     General Covenant:

The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except for permitted items listed in the clauses below.

(i)            Indebtedness under the Loan Documents;

(ii)           Existing Indebtedness as set forth on Schedule 7.2.1 (including any extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 7.2.1);

(iii)          Capitalized and operating leases;

(iv)          Indebtedness secured by Purchase Money Security Interests not exceeding $10,000,000 in the aggregate outstanding at any time;

(v)           Indebtedness under lines of credit to Borrower for money market borrowings of no more than $10,000,000 in the aggregate outstanding at any time;

(vi)          Indebtedness assumed by Borrower or any Subsidiary in an acquisition or merger permitted under Section 7.2.6(ii), provided that such assumption did not and will not cause an Event of Default and such Indebtedness was not created in anticipation of or in connection with such acquisition or merger;

(vii)         Indebtedness arising under one or more Interest Rate Hedges, provided that such Interest Rate Hedge shall be unsecured (except that it shall become secured following a Security Event if it is a Bank Provided Interest Rate Hedge);

(viii)        Indebtedness under the Senior Notes;

(ix)           Notes issued in favor of the seller as consideration for an acquisition permitted under Section 7.2.6(ii) hereof; provided that: (a) the debt evidenced by such notes is included in the consideration for such acquisition, and (b) such notes are subordinated in all respects to the Obligations in a manner satisfactory to the Administrative Agent; provided, further, that such notes may be repaid in accordance with their terms at or before the Expiration

Date so long as no Event of Default or Potential Default then exists or will result from such payment; and

(x)            Indebtedness under IDB’s incurred after the Closing Date in an amount not to exceed $7,500,000.

7.2.1.2     Limitation on Aggregate Amount.

The sum of the outstanding principal amount of (A) all Indebtedness of Subsidiaries, including Guaranties (other than the Guaranty and Suretyship Agreement executed in connection herewith), plus (B) secured and unsecured Indebtedness of the Borrower (not including Indebtedness described in subsections (v) and (viii) of this Section 7.2.1, or the Obligations hereunder) shall not at any time exceed 20% of Consolidated Net Worth as of each quarter end, and with respect to any determinations of this covenant within a fiscal quarter, as of the end of the immediately preceding fiscal quarter.

7.2.2        Liens.

The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

7.2.3        Guaranties.

The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, except:

(i)            Guaranties of Indebtedness of the Borrower and its Subsidiaries permitted under Section 7.2.1 [Indebtedness];

(ii)           endorsements of negotiable or other instruments for deposit or collection in the ordinary course of business;

(iii)          any Guaranty of an obligation to indemnify or hold harmless any other Person incurred in connection with an acquisition or divestiture of Capital Stock or assets permitted under this Agreement; and

(iv)          any Guaranty by Borrower of the obligations of any of its direct or indirect Subsidiaries incurred in the ordinary course of business such as trade credit and obligations under real estate leases; and

(v)           the Guaranty and Suretyship Agreement executed in connection herewith.

7.2.4        Loans and Investments.

The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

(i)            trade credit extended on usual and customary terms in the ordinary course of business;

(ii)           advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(iii)          Permitted Investments;

(iv)          subject to Section 7.2.9(ii), loans, advances, investments and capital contributions in and to other Loan Parties;

(v)           Investments in Joint Ventures and Subsidiaries of the Borrower which are not Loan Parties provided that (1) the aggregate amount of Investments in Joint Ventures and such Subsidiaries shall not at any time exceed $20,000,000, and (2) the aggregate amount of Investments in Joint Ventures shall not at any time exceed $10,000,000; and

(vi)          the consideration paid in connection with acquisitions permitted under Section 7.2.6(ii) provided that (1) if ownership interests are acquired (including acquisitions by merger or other reorganization), the acquired or resulting entity becomes a Loan Party to the extent required by Sections 7.2.9 and 10.20 or (2) if a business or assets are acquired such business or assets are held by a Loan Party after the acquisition.

7.2.5        Dividends and Related Distributions.

The Borrower shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock or partnership interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor) or partnership interests, except

(i)            dividends or other distributions payable to the Borrower by its Subsidiaries;

(ii)           repurchases by Borrower of its common stock and dividends payable by the Borrower to the holders of its common stock, provided that the aggregate amount of the repurchases made and dividends paid on or after the Closing Date, does not exceed (a) the sum of $50,000,000 plus 25% of the cumulative Consolidated Net Income between April 1, 2005 through the date of determination, and provided further (x) that no Event of Default or Potential

Default exists at the time of any such payment or will result from the payment and (y) the Total Indebtedness to EBITDA Ratio as of the end of the fiscal quarter most recently preceding such repurchase or dividend is less than 3.0 to 1.0;

(iii)          redemptions of any employee’s Capital Stock in the Borrower upon termination of employment provided that no Event of Default then exists or will result from the redemption;

(iv)          dividends or other distributions payable in stock, including stock splits;

7.2.6        Liquidations, Mergers, Consolidations, Acquisitions.

The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, except that

(i)            any Subsidiary may consolidate or merge into the Borrower or another Subsidiary; and

(ii)           the Borrower or any of its Subsidiaries may acquire assets or Capital Stock of other Persons engaged in the business of aviation services (each a “Permitted Acquisition”), provided that:

(a)           any such Person has a history of positive operating profits and reasonable prospects for continuing to produce operating profits in the future;

(b)           no Event of Default exists or will result from such acquisition;

(c)           the Required Banks shall have approved such acquisition in writing, in their sole discretion, if the Total Indebtedness to EBITDA Ratio as determined on a pro forma basis, immediately after the consummation of such acquisition and after giving effect thereto, equals or exceeds 3.25 to 1 calculated as of the end of the Applicable Pro Forma Reporting Period.

(d)           the Borrower notifies the Administrative Agent in writing of the acquisition at least 30 days before it is scheduled to close, and includes with such notice, to the satisfaction of the Administrative Agent, the following:

(1)           a certification by the Chief Executive Officer, President or Chief Financial Officer of the Borrower confirming the matters addressed in clauses (a), (b), (c) and (e) of this Section 7.2.6(ii) and including a pro forma computation of clause (e), and

(2)           if the Borrower wishes to include any of the pre-acquisition EBITDA of the acquired business in the Borrower’s Consolidated Adjusted EBITDA, copies of the financial statements, due diligence reports, and computations described in, and to the extent required under, clause (1) of the definition of Consolidated Adjusted EBITDA.

(e)           on a pro forma basis using historical Consolidated EBITDA of the assets and business being acquired in such acquisition, the Borrower is in compliance with all financial covenants and other covenants contained in this Agreement (including without limitation Section 7.2.1) for the full fiscal quarter most recently ended and for the full fiscal year most recently ended, as though such acquisition had occurred on the first day of each of such respective periods,

7.2.7        Dispositions of Assets or Subsidiaries.

The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest or partnership interests of a Subsidiary of the Borrower), except:

(i)            transactions involving the sale of inventory in the ordinary course of business;

(ii)           any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Borrower’s business;

(iii)          any sale, transfer or lease of assets by any Subsidiary of the Borrower to the Borrower or another Loan Party;

(iv)          any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased;

(v)           any sale, transfer, or lease of assets the after-tax proceeds of which, when added to the after-tax proceeds of other sales, transfers and leases of assets in the same fiscal year, do not exceed, in the aggregate for Borrower and its Subsidiaries, 5% of Borrower’s consolidated total assets at the start of such fiscal year;

(vi)          the sale of receivables by the Subsidiaries of Borrower to Citibank, N.A. or General Electric Capital Corporation - Trade Payables Services Division under the arrangements set forth on Schedule 1.1(P) [Permitted Liens]; provided that the amount of outstanding receivables sold under such arrangements shall not at any time exceed $5,000,000 in the aggregate; and

(vii)         any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (vi) above, which is approved by (1) the Required Banks if no Security Event exists and is continuing and (2) all Banks if a Security Event exists and is continuing.

7.2.8        Affiliate Transactions.

The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of the Borrower or other Person, but excluding transactions exclusively among Loan Parties) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions and is in accordance with all applicable Law. The payment of customary directors fees shall not be considered a prohibited Affiliate transaction.

7.2.9        Subsidiaries, Partnerships and Joint Ventures.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than: (i) any Subsidiary which has joined this Agreement and the other Loan Documents as Guarantor on the Closing Date; and (ii) any Material Subsidiary formed or acquired after the Closing Date which joins this Agreement and the other Loan Documents as a Guarantor pursuant to Section 10.20 [Joinder of Guarantors]; and (iii) any Subsidiary which is not a Material Subsidiary and is formed or acquired after the Closing Date.

7.2.10      Continuation of Present Business.

The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than aviation services, substantially as conducted and operated by the Borrower or such Subsidiary during the present fiscal year, and the Borrower or such Subsidiary shall not permit any material change in such business.

7.2.11      Plans and Benefit Arrangements.

The Borrower shall not, and shall not permit any of its Subsidiaries to:

(i)            fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;

(ii)           request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

(iii)          engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

(iv)          permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan by more than $1,000,000;

(v)           fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

(vi)          withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

(vii)         terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

(viii)        make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or

(ix)           fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

7.2.12      Fiscal Year.

The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning April 1 and ending March 31.

7.2.13      Issuance of Stock.

The Borrower shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its Capital Stock or any options, warrants or other rights in respect thereof, except the issuance of Capital Stock of the Borrower set forth below, provided in each such instance that such issuance of Capital Stock shall not result in a default under Section 8.1.13 [Change of Control]:

(i)            pursuant to a secondary public offering;

(ii)           to the existing shareholders, management, and directors of the Borrower under stock option plans; and

(iii)          to existing shareholders pursuant to stock splits.

(iv)          to sellers as consideration for assets or ownership interests acquired in a Permitted Acquisition provided that such Permitted Acquisition complies with Section 7.2.6 and the other provisions of this Agreement.

7.2.14      Changes in Organizational Documents.

The Borrower shall not, and shall not permit any Loan Party to, amend any provisions of its certificate of incorporation relating to capital stock without providing at least thirty (30) calendar days’ prior written notice to the Administrative Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Banks.

7.2.15      Minimum Interest Coverage Ratio.

The Borrower shall not permit the Interest Coverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to be less than 3.5 to 1.0.

7.2.16      Maximum Total Indebtedness to EBITDA Ratio.

The Borrower shall not at any time permit the Total Indebtedness to EBITDA Ratio, calculated as of the end of each fiscal quarter to exceed 3.50 to 1.00.

7.2.17      Minimum Net Worth.

The Borrower shall not at any time permit Consolidated Net Worth to be less than $[462,883,000], plus (i) 50% of Consolidated Net Income for each fiscal quarter in which net income was earned (as opposed to net loss) beginning with the quarter ending June 30, 2005 (with the necessary adjustment to be made as of the end of the relevant fiscal quarter) and (ii) 100% of the proceeds (after the payment of any fees and expenses) from any capital contribution to, or any sale or issuance of Capital Stock by, the Borrower (with any necessary adjustment to be made upon the receipt of such proceeds) between March 31, 2005 and the date of determination.

7.2.18      Negative Pledges;  Restrictions on Dividend Payments.

The Borrower shall not and shall not permit any of its Subsidiaries to, agree with any Person (i) to limit its ability to provide collateral security to the Banks (except for limitations in the Senior Note Purchase Agreements as of the date of this Agreement) and (ii) to limit the ability of Borrower’s Subsidiaries to pay dividends or make other distributions to Borrower. Notwithstanding the foregoing, the Senior Notes may contain negative pledges.

7.2.19      Capital Expenditures.

The Borrower shall not permit aggregate capital expenditures of Borrower and its Subsidiaries to exceed, in any fiscal year, 200% of consolidated depreciation expense for such fiscal year.

7.2.20      Incorporation by Reference of Financial Covenants; Notice of Waivers and Amendments Under the Senior Note Purchase Agreement;  Waivers of, or Amendments Relating to, Incorporated Covenants;  Reporting of Compliance Under the Incorporated Covenants;  Incorporation of Other More Restrictive Provisions.

7.2.20.1                   Incorporation by Reference of Financial Covenants.

The text of the following sections listed in the grid below contained in the Senior Note Purchase Agreement is hereby incorporated by reference in this Section 7.2.20 of this Agreement. All capitalized terms used directly or indirectly in the Incorporated Covenants and defined in the Senior Note Purchase Agreement are hereby incorporated by reference in this Agreement for the sole purpose of this Section 7.2.20 for the purpose of giving the same meaning to the Incorporated Covenants herein as are given to such Incorporated Covenants in the Senior Note Purchase Agreements (the text of the three sections listed in the grid below, together with all such capitalized terms and other terms that bear on the meaning of such text, shall be referred to collectively as the “Incorporated Covenants”). The Incorporated Covenants shall cease to be incorporated into Section 7.2.20 of this Agreement upon the Borrower providing appropriate evidence to the Administrative Agent that the Senior Notes have been indefeasibly paid in full and each of the Senior Notes and the Senior Note Purchase Agreement has been terminated.

Section (of the Senior Note Purchase Agreements)	Title
10.5	Fixed Charges Coverage Ratio
10.6	Leverage Ratio
10.11	Minimum EBITDA

7.2.20.2                   Notice of Waivers and Amendments Under the Senior Note Purchase Agreement

The Borrower shall notify the Administrative Agent in writing within three (3) Business Days of the effective date of any waiver of, amendment, modification or other change to, the Senior Note Purchase Agreement after the date of this Agreement (collectively a “Senior Note Purchase Agreement Waiver or Amendment”). Such notice shall contain a copy of such Senior Note Purchase Agreement Waiver or Amendment.

7.2.20.3                   Waivers of, or Amendments to, Incorporated Covenants.

In the event of any Senior Note Purchase Agreement Waiver or Amendment that is either an Incorporated Covenant Amendment or a Security Related Amendment (collectively, an “Incorporated Amendment”), upon delivery of the written notice provided for in Section 7.2.20.2, such Incorporated Amendment shall be effective hereunder and shall apply to the provisions incorporated by reference herein, except that: any Security Related Amendment entered into or made effective after the occurrence and during the continuation of a Security Event shall not be effective hereunder, or with respect to provisions in the Senior Note Purchase

Agreement incorporated herein by reference, provided however, that all of the Banks may in their sole discretion elect to approve such Security Related Amendment by written notice to the Borrower, in which case such Security Related Amendment shall be deemed to modify the applicable covenants of the Senior Note Purchase Agreement incorporated herein by reference.

7.2.20.4                   Reporting of Compliance Under the Incorporated Covenants.

The Borrower shall deliver to the Administrative Agent and the Banks, simultaneously with its delivery to the holders of the Notes or other persons under the Senior Note Purchase Agreement,  copies of each certificate of a Senior Financial Officer delivered to such holder pursuant to Section 7.2 of the Senior Note Purchase Agreement and any other notices delivered to any holder of a Note evidencing or addressing compliance (or failures of compliance) by the Borrower with the Incorporated Covenants.

7.2.20.5                   Incorporation of Other More Restrictive Provisions.

If such Senior Note Purchase Agreement Waiver or Amendment adds to or modifies or otherwise contains representations, warranties, covenants (other than the Incorporated Covenants which are addressed in Sections 7.2.20.1, 7.2.20.2, and 7.2.20.4) or defaults which are more restrictive to the Loan Parties and their Subsidiaries than the representations, warranties, covenants or defaults hereunder (the “More Restrictive Provisions”), then, effective upon the effective date of such Senior Note Purchase Agreement Waiver or Amendment the corresponding covenants, terms and conditions of this Agreement shall be and shall be deemed to be automatically and immediately amended to conform with and to include the applicable More Restrictive Provisions contained in such Senior Note Purchase Agreement Waiver or Amendment; provided, however, that the foregoing provisions of this Section 7.2.20.5 shall not be applicable to or be deemed to affect any provision of this Agreement to the extent that provisions of the Senior Note Purchase Agreement Waiver or Amendment, or provisions of the Senior Note Purchase Agreements as modified thereby, are or become less restrictive to the Loan Parties or their Subsidiaries. The Borrower hereby agrees promptly to execute and deliver any and all such documents and instruments and to take all such further actions as the Administrative Agent may, in its sole discretion, deem necessary or appropriate to effectuate the provisions of this Section 7.2.20.5.

7.3           Reporting Requirements.

The Borrower covenants and agrees that until payment in full of the Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrower’s other Obligations hereunder and under the other Loan Documents and termination of the Revolving Credit Commitments, the Borrower will furnish or cause to be furnished to the Administrative Agent and each of the Banks:

7.3.1        Quarterly Financial Statements.

As soon as available and in any event within forty (40) calendar days after the end of each of the first three fiscal quarters in each fiscal year, (1) the Borrower’s financial statements, consisting of consolidated balance sheets as of the end of such fiscal quarter and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, and (2) the Borrower’s Form 10-Q for such fiscal quarter.

7.3.2        Annual Financial Statement.

As soon as available and in any event within seventy-five (75) days after the end of each fiscal year, (1) consolidated and consolidating financial statements of the Borrower and its Subsidiaries consisting of consolidated and consolidating balance sheets as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, with the consolidated statements being certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent, and (2) the Borrower’s Form 10-K for such fiscal year. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of the Borrower under any of the Loan Documents, together with a letter of such accountants substantially to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower’s calculations with respect to the certificate to be delivered pursuant to Section 7.3.3 with respect to such financial statements.

7.3.3        Compliance Certificate.

Concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Banks pursuant to Sections 7.3.1 and 7.3.2, a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of Exhibit 7.3.3, to the effect that, except as described pursuant to Section 7.3.4, (i) the representations and warranties of the Borrower contained in Article 5 are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Borrower has performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of the financial statements with all financial covenants contained in Section 7.2. If an acquisition permitted under Section 7.2.6(ii) occurred during the reporting period covered by the compliance certificate and if the Borrower has complied with the requirements set forth in the definition of consolidated Adjusted EBITDA for purpose of making adjustments to Consolidated EBITDA reflecting the historical financial performance of the acquired assets or Person, Borrower may also calculate the Section 7.2 financial covenants on a pro forma basis to include the financial performance and condition of the acquired business during the period; and the pro forma calculation of the Total Indebtedness to EBITDA Ratio may be relied upon as a basis for a change in the pricing level under the Pricing Grid.

7.3.4        Notice of Default or Security Event.

Promptly after any officer of Borrower has learned of the occurrence of an Event of Default or Potential Default or any Security Event, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of Borrower setting forth the details of such Event of Default or Potential Default or Security Event and, if applicable, the action which the Borrower proposes to take with respect thereto.

7.3.5        Notice of Litigation.

Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against the Borrower or Subsidiary of the Borrower which in the good faith estimation of counsel for the Borrower involve a claim or series of claims in excess of $2,500,000 or which if adversely determined would constitute a Material Adverse Change with respect to the Borrower or Subsidiary of the Borrower.

7.3.6        Certain Events; Events Under the Senior Notes.

Written notice to the Administrative Agent:

(i)            Transfer of Assets. At least thirty (30) calendar days prior thereto, with respect to any proposed sale or transfer of assets pursuant to Section 7.2.7(v).

(ii)           Charter Amendments. Within the time limits set forth in Section 7.2.14, the amendment to the charter affecting the capital structure of the Borrower or any of its Subsidiaries;

(iii)          Change of Place of Organization. At least (10) days prior thereto with respect to any change of the state of incorporation, formation or organization or change of name, of any Guarantor or the Borrower;

(iv)          Event of Default or Security Event. And to each of the Banks promptly after any officer of the Borrower has learned of the occurrence of any Event of Default or Security Event under the Senior Notes; and

(v)           Waivers or Amendments. And to the Administrative Agent copies of any Senior Note Purchase Agreement Waiver as provided in Section 7.2.20.2.

7.3.7        Budgets, Forecasts, Other Reports and Information.

At the request of the Administrative Agent, any of the following items, promptly upon their becoming available to the Borrower:

(i)            the annual budget and any forecasts or projections of the Borrower and its Subsidiaries, to be supplied at the request of the Administrative Agent prior to commencement of the fiscal year to which any of the foregoing may be applicable,

(ii)           any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

(iii)          any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to the stockholders,

(iv)          regular or periodic reports (other than the Forms 10-K, 10-Q which are addressed in Sections 7.3.1 and 7.3.2 above), including 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission,

(v)           a copy of any order, issued by any Official Body in any proceeding to which the Borrower or any of its Subsidiaries is a party, and in which the amount in controversy exceeds $2,500,000,

(vi)          such other reports and information as the Banks may from time to time reasonably request. The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change, and

(vii)         within 60 days of closing on any acquisition permitted under Section 7.2.6 in which the total consideration paid by the Borrower or its Subsidiary exceeded $5,000,000, such financial information as the Administrative Agent may reasonably request concerning the acquisition and its effect on the financial condition and performance of the Borrower.

7.3.8        Notices Regarding Plans and Benefit Arrangements.

7.3.8.1     Certain Events.

Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

(i)            any Reportable Event with respect to the Borrower or any member of the ERISA Group for which reporting to the PBGC has not been waived,

(ii)           any Prohibited Transaction which could subject the Borrower or any member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, Benefit Arrangement or any trust created thereunder,

(iii)          any assertion of material withdrawal liability with respect to any Multiemployer Plan,

(iv)          any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

(v)           withdrawal by the Borrower or any member of the ERISA Group from a Multiple Employer Plan,

(vi)          a failure by the Borrower or any member of the ERISA Group to make a payment to a Plan required to avoid imposition of a lien under Section 302(f) of ERISA,

(vi)          the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

(vii)         any change in the actuarial assumptions or funding methods used for any Plan (other than interest rate changes required by Financial Standards Board Opinion No. 87), where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

7.3.8.2     Notices of Involuntary Termination and Annual Reports.

Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any member of the ERISA Group of the PBGC’s intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

7.3.8.3     Notice of Voluntary Termination.

Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

8.             DEFAULT

8.1           Events of Default.

An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

8.1.1        Payments Under Loan Documents.

The Borrower shall fail to pay when due any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) or shall fail to pay, for more than two Business Days after the due date, any interest on any Loan or when due any other amount owing hereunder or under the other Loan Documents;

8.1.2        Breach of Warranty.

Any representation or warranty made at any time by the Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

8.1.3        Refusal to Permit Inspections; Breach of Negative Covenants.

The Borrower shall default in the observance or performance of any covenant contained in Section 7.1.6 or Section 7.2;

8.1.4        Breach of Other Covenants.

The Borrower shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after any officer of the Borrower becomes aware of the occurrence thereof;

8.1.5        Defaults in Other Agreements or Indebtedness.

A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which the Borrower or Subsidiary of the Borrower may be obligated as a borrower or guarantor in excess of $2,500,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (and such right shall not have been waived) or the termination of any commitment to lend or, without limiting the foregoing, there occurs any “Event of Default” under the Senior Note Purchase Agreements;

8.1.6        Final Judgments or Orders.

Any final judgments or orders for the payment of money in excess of $2,500,000 in the aggregate shall be entered against the Borrower or any Subsidiary of the Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of forty-five (45) days from the date of entry;

8.1.7        Loan Document Unenforceable.

(i)            Generally.

Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

(ii)           After A Security Event.

The occurrence or existence of any one or more of the events or conditions described in Section 8.1.7(ii) [Loan Document Unenforceable—After a Security Event] of Schedule A hereto.

8.1.8        Uninsured Losses; Proceedings Against Assets.

There shall occur any material uninsured damage to or loss, theft or destruction of the assets of the any Loan Party or any of its Subsidiaries in excess of $2,500,000 or the assets of the Borrower or any of its Subsidiaries are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within sixty (60) days thereafter;

8.1.9        Notice of Lien or Assessment.

A notice of Lien or assessment in excess of $1,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of the assets of the Borrower or any of its Subsidiaries by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable (unless the Borrower or such Subsidiary is contesting the obligation as provided in Section 7.1.2);

8.1.10      Insolvency.

The Borrower or any Subsidiary of the Borrower ceases to be solvent or admits in writing its inability to pay its debts as they mature;

8.1.11      Events Relating to Plans and Benefit Arrangements.

Any of the following occurs: (i) any Reportable Event, which the Administrative Agent determines in good-faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Administrative Agent determines in good-faith that the amount of the Borrower’s liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vi) the Borrower or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (vii) the Borrower or any member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (viii) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), or (viii), the Administrative Agent determines in good-faith that any such occurrence is reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

8.1.12      Cessation of Business.

Except as otherwise permitted herein, the Borrower or any Subsidiary of the Borrower ceases to conduct its business as contemplated or the Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

8.1.13      Change of Control.

There occurs an event or series of events by which (i) any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under such Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire without condition, other than passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20% of the total voting power of the then outstanding voting stock of the Borrower, or (ii) (A) the Borrower consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its properties and assets (determined on a consolidated basis for the Borrower and its Subsidiaries taken as a whole) to any Person, or (B) any corporation consolidates with or merges into the Borrower or a Subsidiary of the Borrower in a transaction in which the outstanding voting stock of the Borrower is changed into or exchanged for cash, securities or other property, other than a transaction solely between the Borrower and a Subsidiary of the Borrower;

8.1.14      Involuntary Proceedings.

A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or any of its Subsidiaries for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

8.1.15      Voluntary Proceedings.

The Borrower or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

8.2           Consequences of Event of Default.

8.2.1        Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under subsections 8.1.1 through 8.1.13 of Section 8.1 shall occur and be continuing, the Banks and the Administrative Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Administrative Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Banks, and grant to the Administrative Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Administrative Agent shall return such cash collateral to the Borrower; and

8.2.2        Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under subsections 8.1.14 or 8.1.15 of Section 8.1 shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

8.2.3        Set-off.

If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by the Borrower hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 3.2  and 9.13 and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Administrative Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Bank or the Administrative Agent; and

8.2.4        Suits, Actions, Proceedings.

If an Event of Default shall occur and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of Loans to the Borrower pursuant to any of the foregoing provisions of this Section 8.2, the Administrative Agent or any Bank, if owed any amount with respect to the Notes, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Notes, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent or such Bank; and

8.2.5        Application of Proceeds and Collateral Sharing.

8.2.5.1     Application of Proceeds.

From and after the date on which the Administrative Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Borrower have been paid in full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i)            first, to reimburse the Administrative Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Administrative Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of the Borrower or any Guarantor under any of the Loan Documents, including advances made by the Banks or any one of them or the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

(ii)           second, to the repayment of all Obligations Indebtedness then due and unpaid of the Borrower or any Guarantor to the Banks incurred under this Agreement or any of the Loan Documents or a Bank-Provided Interest Rate Hedge, whether of principal, interest, fees, expenses or otherwise, in such manner as the Administrative Agent may determine in its discretion; and

(iii)          the balance, if any, to Borrower or as required by Law.

8.2.5.2     Collateral Sharing.

All Liens granted under each of the Collateral Documents shall secure ratably and on a pari passu basis (i) the Obligations in favor of the Administrative Agent and the Banks hereunder and (ii) the Obligations incurred by the Borrower or any Guarantor in favor of any Bank which provides a Bank-Provided Interest Rate Hedge (the “IRH Provider”). The Administrative Agent under the Collateral Documents shall be deemed to serve as the collateral agent (the “Collateral Agent”) for the IRH Provider and the Banks hereunder, provided that the Collateral Agent shall comply with the instructions and directions of the Administrative Agent (or the Banks under this Agreement to the extent that this Agreement or any other Loan Documents empowers the Banks to direct the Administrative Agent), as to all matters relating to the Collateral, including the maintenance and disposition thereof. No IRH Provider (except in its capacity as a Bank hereunder) shall be entitled or have the power to direct or instruct the

Collateral Agent on any such matters or to control or direct in any manner the maintenance or disposition of the Collateral

9.             THE AGENT

9.1           Appointment.

Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Administrative Agent for such Bank under this Agreement to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Administrative Agent on behalf of the Banks to the extent provided in this Agreement. Furthermore, Citizens Bank of Pennsylvania shall be named Documentation Agent, Bank of America, N.A. shall be named Syndication Agent and Manufacturers and Traders Trust Company and National City Bank shall each be named Managing Agent, though none shall have any duties in connection with this Agreement or have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank.

9.2           Delegation of Duties.

The Administrative Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Administrative Agent) and, subject to Sections 9.5 and 9.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

9.3           Nature of Duties; Independent Credit Investigation.

The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein. Each Bank expressly acknowledges (i) that the Administrative Agent has not made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Administrative Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Borrower in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

9.4           Actions in Discretion of Administrative Agent; Instructions from the Banks.

The Administrative Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Administrative Agent’s rights, powers or discretion herein, provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Administrative Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 9.6. Subject to the provisions of Section 9.6, no Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Administrative Agent.

9.5           Reimbursement and Indemnification of Administrative Agent by the Borrower.

The Borrower unconditionally agrees to pay or reimburse the Administrative Agent and save the Administrative Agent harmless against (a) liability for the payment of all reasonable and actual out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel, appraisers and environmental consultants, incurred by the Administrative Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Agent’s gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Borrower’s books, records and business properties, provided that, before an Event of Default, the Borrower shall not be obligated to pay for more than one such audit per year.

9.6           Exculpatory Provisions.

Neither the Administrative Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower, or the financial condition of the Borrower, or the existence or possible existence of any Event of Default or Potential Default. Neither the Administrative Agent nor any Bank nor any of their respective directors, officers, employees, agents, or Affiliates shall be liable to the Borrower for consequential damages resulting from any breach of contract in connection with the negotiation, documentation, administration or collection of the Loans or any of the Loan Documents.

9.7           Reimbursement and Indemnification of Administrative Agent by Banks.

Each Bank agrees to reimburse and indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Administrative Agent’s gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Administrative Agent in connection with the Administrative Agent’s periodic audit of the Borrower’s books, records and business properties.

9.8           Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

9.9           Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Administrative Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a “notice of default.”

9.10         Notices.

The Administrative Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Administrative Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

9.11         Banks in Their Individual Capacities.

With respect to its Revolving Credit Commitments, the Revolving Credit Loans made by it, the Administrative Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Administrative Agent, and the term “Banks” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its Affiliates, in the case of the Administrative Agent, as though it were not acting as Administrative Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder.

9.12         Holders of Notes.

The Administrative Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

9.13         Equalization of Banks.

The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker’s lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Sections 3.4.2, 4.4.2, or 4.5.1. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank’s Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

9.14         Successor Administrative Agent.

The Administrative Agent may resign as Administrative Agent by giving not less than thirty (30) days’ prior written notice to the Borrower. If the Administrative Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent’s notice to the Banks of its resignation, then the Administrative Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Administrative Agent until such time as the Required Banks appoint and the Borrower consent to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent, effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the resignation of any Administrative Agent hereunder, the provisions of this Article 9 shall inure to the benefit of such former Administrative Agent and such former Administrative Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Administrative Agent under this Agreement.

9.15         Administrative Agent’s Fee.

The Borrower shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Borrower and Administrative Agent, as amended from time to time.

9.16         Availability of Funds.

Unless the Administrative Agent shall have been notified by a Bank prior to the date and time upon which a Loan is to be made that such Bank does not intend to make available to the Administrative Agent such Bank’s portion of such Loan, the Administrative Agent may assume that such Bank has made or will make such proceeds available to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to the applicable interest rate in respect of the Loan.

9.17         Calculations.

In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Administrative Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

9.18         No Reliance on Agent’s Customer Identification Program.

Each Bank acknowledges and agrees that neither such Bank, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Bank’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other Laws.

9.19         Beneficiaries.

Except as expressly provided herein, the provisions of this Article 9 are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

10.           MISCELLANEOUS

10.1         Modifications, Amendments or Waivers.

With the written consent of the Required Banks, the Administrative Agent, acting on behalf of all the Banks, and the Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrower hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Borrower; provided that, without the written consent of all the Banks, no agreement, waiver or consent may be made which will:

10.1.1      Increase of Commitment; Extension or Expiration Date.

Increase the amount of the Revolving Credit Commitment of any Bank hereunder or extend the Expiration Date;

10.1.2      Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.

Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan, the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

10.1.3      Miscellaneous.

Amend Sections 4.2 [Pro Rata Treatment of Banks], 9.6 [Exculpatory Provisions], 9.13 [Equalization of Banks] or this Section 10.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder; and

10.1.4      Release of Collateral or Guarantor.

Except for sales of assets permitted by Section 7.2.7 [Disposition of Assets or Subsidiaries], release any Guarantor from its Obligations under the Guaranty and Suretyship Agreement and (i) if no Security Event exists or is continuing, release all or substantially all of the assets of the Borrower or any Guarantor or (ii) if a Security Event exists and is continuing, release any Collateral consisting of capital stock or other ownership interests of the Borrower or any Guarantor, or Subsidiary of the Borrower or Guarantor, or assets of the Borrower or any Guarantor which are Collateral, or release any other assets which are not Collateral if such assets consist of all or substantially all of the assets of the Borrower or any Guarantor. Notwithstanding the foregoing, (i) the Banks hereby authorize the Administrative Agent to release its Liens on any Collateral sold pursuant to a sale that is permitted by Section 7.2.7 and to the extent such sale includes all of the stock of a Guarantor, the Administrative Agent is authorized to release the Guarantor from its Guaranty and Suretyship Agreement and other applicable Loan Documents and (ii) the parties acknowledge that any assets sold pursuant to Section 7.2.7 are sold free and clear of, and the purchaser thereof does not assume any obligations of the seller to the Administrative Agent and the Banks under the Credit Agreement and the Notes and the Administrative Agent is hereby authorized to execute and deliver appropriate documents or instruments evidencing or confirming the foregoing.

Notwithstanding any of the foregoing, no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent in its capacity as Administrative Agent or as the issuer of Letters of Credit or the provider of the Swing Loans shall be effective without the written consent of the Administrative Agent.

10.2         No Implied Waivers; Cumulative Remedies; Writing Required.

No course of dealing and no delay or failure of the Administrative Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

10.3         Reimbursement and Indemnification of Banks by the Borrower; Taxes.

The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Administrative Agent, as to which the Borrower’s Obligations are set forth in Section 9.5) and to save such Bank harmless against (i) liability for the payment of all reasonable and actual out-of-pocket costs, expenses and disbursements (including fees and expenses of outside counsel for each Bank except with respect to (a) and (b) below), incurred by such Bank

(a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank’s gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Administrative Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Administrative Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Administrative Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

10.4         Holidays.

Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fee, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2 with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

10.5         Funding by Branch, Subsidiary or Affiliate.

10.5.1      Notional Funding.

Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 4.5 than they would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to the Bank’s actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

10.5.2      Actual Funding.

Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section 10.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank’s use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 6.1.6) which would otherwise not be incurred.

10.6         Notices.

Any notice, request, demand, direction or other communication (for purposes of this Section 10.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a “Website Posting”) if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 10.6) in accordance with this Section 10.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 10.6. Any Notice shall be effective:

(A)          In the case of hand-delivery, when delivered;

(B)           If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(C)           In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

(D)          In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(E)           In the case of electronic transmission, when actually received;

(F)           In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 10.6; and

(G)           If given by any other means (including by overnight courier), when actually received.

Any Bank giving a Notice to a Loan Party shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of its receipt of such Notice

10.7         Severability.

The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

10.8         Governing Law.

Each Letter of Credit and Section 2.8 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

10.9         Prior Understanding.

This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

10.10       Duration; Survival.

All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Borrower contained in Sections 7.1, 7.2 and 7.3 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Revolving Credit Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of additional compensation or expenses and indemnification, including those set forth in the Notes, Article 4 and Sections 9.5, 9.7 and 10.3, shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Revolving Credit Commitments.

10.11       Successors and Assigns.

10.11.1                    Successors;  Assignments.

This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Administrative Agent, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Revolving Credit Commitment and the Loans made by it to one or more banks or other financial institutions, subject to the consent of the Borrower and the Administrative Agent with respect to any assignee, such consent not to be unreasonably withheld, and provided that assignments may not be made in amounts less than $5,000,000. In the case of an assignment, upon receipt by the Administrative Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments in Section 2.1 shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit

Commitment assumed by it and a new Revolving Credit Note to the assigning Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. The assigning Bank shall pay to the Administrative Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the selling Bank shall notify the Borrower and the Administrative Agent of the participant’s identity, and the participant shall only have the rights specified in Section 8.2.3 (the participant’s rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in clauses 10.1.1., 10.1.2. or 10.1.3 under Section 10.1), all of such Bank’s obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by the Borrower hereunder or thereunder shall be determined as if such Bank had not sold such participation. Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent the form of certificate described in Section 10.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning the Borrower or its Subsidiaries and any other information concerning the Borrower or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 10.12. Each Bank may at any time pledge or assign all or any portion of its rights under the Loan Documents (including any portion of its Notes) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release any Bank from its obligations under any of the Loan Documents.

10.11.2    Additional Banks.

A lender which is to become a party to this Agreement as a Bank pursuant to Section 2.1.2 [Right to Increase Commitments]  hereof, or otherwise (each an “Additional Bank”) shall execute and deliver to the Administrative Agent a Bank Joinder to this Agreement in substantially the form attached hereto as Exhibit 1.1(B). Upon execution and delivery of a Bank Joinder, such Additional Bank shall be a party hereto and a “Bank” under each of the Loan Documents for all purposes. On the effective date of such Bank Joinder the Borrower shall repay all Revolving Credit Loans on such effective date, subject to Section 4.5 [Additional Compensation in Certain Circumstances] and reborrow a like amount on such date and such Additional Bank, together with all of the Banks, shall participate in such new Loans in accordance with their Ratable Shares as modified on the effective date of such Bank Joinder. Schedule 1.1(B) shall be amended and restated on the date of such Bank Joinder to read as set forth on the attachment to such Bank Joinder. Simultaneously with the execution and delivery of such Bank Joinder, the Borrower shall execute, if requested, a Revolving Credit Note and deliver it to such Additional Bank together with copies of such other documents described in Section 6.1 [First Loans] hereof as such Additional Bank may reasonably require.

10.12       Confidentiality.

The Administrative Agent and the Banks each agree to keep confidential all information obtained from the Borrower or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Administrative Agent and the Banks shall be permitted to disclose such information (i) to one or more of their Affiliates, and their and their Affiliates’ respective directors, officers, employees, agents, outside legal counsel, accountants and other professional advisors, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 10.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower to the extent legally permissible as determined by the Administrative Agent or such Bank in its sole discretion, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

10.13       Counterparts.

This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

10.14       Administrative Agent’s or Bank’s Consent.

Whenever the Administrative Agent’s or any Bank’s consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Administrative Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

10.15       Exceptions.

The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

10.16       Consent to Forum; Waiver of Jury Trial.

THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF CHESTER COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESSES PROVIDED FOR IN SECTION 10.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL

RECEIPT THEREOF. THE BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

10.17       Certifications From Banks and Participants.

10.17.1                    Tax Withholding.

Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Administrative Agent, each other Bank or assignee or participant of a Bank) agrees that it will deliver to each of the Borrower and the Administrative Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under § 1.1441-1(c)(16) of the Income Tax Regulations (the “Regulations”)) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term “Withholding Certificate” means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under § 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in § 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Bank, assignee or participant required to deliver to the Borrower and the Administrative Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows:  (A) each Bank which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Administrative Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Administrative Agent). Each Bank, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Administrative Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Administrative Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the Regulations. Further, the Administrative Agent is indemnified under § 1.1461-1(e) of the Regulations against any claims and demands of any Bank or assignee or participant of a Bank for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Internal Revenue Code.

10.18       Public Filings.

The Administrative Agent agrees to use reasonable efforts to provide to the Borrower this Agreement, any other Loan Document and any amendments or supplements hereto or thereto in a computer readable format if so requested by the Borrower in connection with public filings.

10.19       Agent Titles.

Each of the parties hereto acknowledge and agree that each of the titles of “Lead Arranger;” “Documentation Agent;” “Syndication Agent” and “Managing Agent” is honorary and does not imply or impose any duty or obligation of any nature on any party having any such title.

10.20       Joinder of Guarantors.

Each Material Subsidiary acquired or formed after the date hereof shall become a Guarantor hereunder and a party to the Intercompany Subordination Agreement, and any such Material Subsidiary which is a Domestic Subsidiary shall also become a party to the Security Agreement, the Pledge Agreement, the Patent, Trademark and Copyright Security Agreement, and Borrower and the Guarantors shall complete all of the following steps (in clauses (i) through (v) below) (1) within thirty (30) days after the date of organization or acquisition of such Subsidiary if no Security Event exists and is continuing, and (2) within ten (10) days after the date of organization or acquisition of such Subsidiary if a Security Event exists and is continuing:  (i) cause such Person to sign and join in this Guaranty by execution and delivery to the Administrative Agent of one or more counterparts of a Joinder hereto in the form of Exhibit A to the Guaranty Agreement (each a “Guarantor Joinder”), appropriately dated, and (ii) deliver to the Administrative Agent all certificates and other documents referred to in Section 6 of this Agreement and such Guarantor Joinder, including, with respect to Domestic Subsidiaries, the certificates for the shares of such Domestic Subsidiary and related stock powers;  the Administrative Agent is authorized to prepare and file financing statements perfecting its Liens in the assets of such Domestic Subsidiary at such times as are provided in this Agreement.

10.21       USA Patriot Act.

Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United states or foreign county, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Bank is not a

“shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) as such other times as are required under the USA Patriot Act.

[SIGNATURE PAGE 1 OF 13 TO THE
 CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

TRIUMPH GROUP, INC.

By:	/s/ John R. Bartholdson
Name: John R. Bartholdson
Title: Senior Vice President, Chief Financial
Officer and Treasurer

[SIGNATURE PAGE 2 OF 13 TO THE
CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/Frank A. Pugliese
Name: Frank A. Pugliese
Title: Vice President

[SIGNATURE PAGE 3 OF 13 TO THE
 CREDIT AGREEMENT]

BANK OF AMERICA, N.A., individually and as Syndication Agent

By:	/s/ Mary K. Giermek
Name: Mary K. Giermek
Title: Senior Vice President

[SIGNATURE PAGE 4 OF 13 TO THE
 CREDIT AGREEMENT]

CITIZENS BANK OF PENNSYLVANIA, individually and as Documentation Agent

By:	/s/ Timothy A. Merriman
Name: Timothy A. Merriman
Title: Vice President

[SIGNATURE PAGE 5 OF 13 TO THE
 CREDIT AGREEMENT]

MANUFACTURERS AND TRADERS TRUST COMPANY, individually and as Managing Agent

By:	/s/ Joshua C. Becker
Name: Joshua C. Becker
Title: Assistant Vice President

[SIGNATURE PAGE 6 OF 13 TO THE
 CREDIT AGREEMENT]

NATIONAL CITY BANK, individually and as Managing Agent

By:	/s/ Thomas J. McDonnell
Name: Thomas J. McDonnell
Title: Senior Vice President

[SIGNATURE PAGE 7 OF 13 TO THE
 CREDIT AGREEMENT]

JP MORGAN CHASE BANK, N.A.

By:	/s/ Lee P. Brennan
Name: Lee P. Brennan
Title: Vice President

[SIGNATURE PAGE 8 OF 13 TO THE
 CREDIT AGREEMENT]

SOVEREIGN BANK

By:	/s/ Kimberly A. Tavares
Name: Kimberly A. Tavares
Title: Vice President

[SIGNATURE PAGE 9 OF 13 TO THE
 CREDIT AGREEMENT]

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Roberts A. Bass
Name: Roberts A. Bass
Title: Senior Vice President

[SIGNATURE PAGE 10 OF 13 TO THE
 CREDIT AGREEMENT]

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/Susan LeFevre
Name: Susan LeFevre
Title: Director

[SIGNATURE PAGE 11 OF 13 TO THE
 CREDIT AGREEMENT]

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Nicholas Lotz
Name: Nicholas Lotz
Title: Commercial Banking Officer

[SIGNATURE PAGE 12 OF 13 TO THE
 CREDIT AGREEMENT]

ACCEPTED AND AGREED BY
GUARANTORS AS FOLLOWS:

NU-TECH BRANDS, INC.
TRIUMPH BRANDS, INC.
TRIUMPH GROUP ACQUISITION CORP.

By:	/s/ John R. Bartholdson
Name: John R. Bartholdson
Title: President and Treasurer of each of the above named companies

CBA MARINE SAS
CONSTRUCTIONS BREVETEES D’ALFORTVILLE SAS
MGP HOLDINGS SAS
TRIUMPH AFTERMARKET SERVICES (EUROPE) LIMITED
TRIUMPH CONTROLS (EUROPE) SAS

By:	/s/ John R. Bartholdson
Name: John R. Bartholdson
Title: Director

TRIUMPH AFTERMARKET SERVICES INTERNATIONAL, LLC

By:	/s/ John R. Bartholdson
Name: John R. Bartholdson
Title: Director and Treasurer

[SIGNATURE PAGE 13 OF 13 TO THE
 CREDIT AGREEMENT]

GUARANTORS (cont.):

AEROSPACE TECHNOLOGIES, INC.
CBA ACQUISITION, LLC
CHEM-FAB CORPORATION
DV INDUSTRIES, INC.
EFS AEROSPACE, INC.
FRISBY AEROSPACE, LLC (formerly Frisby Aerospace, Inc.)
FURST AIRCRAFT, INC.
HTD AEROSPACE, LLC
HT PARTS, LLC
LAMAR ELECTRO-AIR CORPORATION
LEE AEROSPACE, INC.
NU-TECH INDUSTRIES, INC.
THE TRIUMPH GROUP OPERATIONS, INC.
THE TRIUMPH GROUP OPERATIONS HOLDINGS, INC.
TRIUMPH AEROSPACE SYSTEMS GROUP, INC.
TRIUMPH AFTERMARKET SERVICES GROUP, INC.
TRIUMPH AIRBORNE STRUCTURES, INC. (formerly Airborne Nacelle Services, Inc.)
TRIUMPH AVIATIONS, INC.
TRIUMPH COMPONENTS - SAN DIEGO, INC.
TRIUMPH COMPOSITE SYSTEMS, INC.
TRIUMPH CONTROLS, INC.

TRIUMPH ENGINEERED SOLUTIONS, INC. (formerly Stolper-Fabralloy Company and Triumph Components - Arizona, Inc. and successor by merger to Advanced Materials Technologies, Inc. and Triumph Precision, Inc.)

TRIUMPH ENGINEERING SERVICES, INC.
TRIUMPH GEAR SYSTEMS, INC.
TRIUMPH GEAR SYSTEMS - MACOMB, INC. (formerly ACR Industries, Inc..)
TRIUMPH GROUP ACQUISITION HOLDINGS, INC.
TRIUMPH/JDC COMPANY
TRIUMPH PRECISION CASTINGS CO.
TRIUMPH STRUCTURES - LOS ANGELES, INC. (formerly Hydro-Mill Co. and successor by merger to Ralee Engineering Co.)
TRIUMPH THERMAL SYSTEMS, INC.
TRIUMPH TURBINE SERVICES, INC.

By:	/s/ John R. Bartholdson
Name: John R. Bartholdson
Title: Vice President and Treasurer of each of the above named companies

Schedule A

Certain Provisions Related to Collateral Security

Section 1.1—Definitions

Collateral Sharing Agreement shall mean the Collateral Sharing Agreement, dated April 21, 2004, among the Administrative Agent, the holders of the Senior Notes or their representatives, the Borrower and the other parties thereto.

Collateral shall mean the Pledged Collateral, the UCC Collateral, and the Intellectual Property Collateral.

Collateral Documents shall mean the Security Agreement, the Pledge Agreement, and the Patent, Trademark and Copyright Security Agreement and any other documents delivered under this Agreement granting Liens in favor of the Administrative Agent as collateral security for the Obligations.

Domestic shall mean with respect to a Guarantor or a Subsidiary, one which is organized under the laws of a state of the United States of America.

Intellectual Property Collateral shall mean all of the property described in the Patent, Trademark and Copyright Security Agreement.

Intercompany Subordination Agreement shall mean a Subordination Agreement among the Borrower and the Guarantors in the form attached hereto as Exhibit 1.1(I).

Patent, Trademark and Copyright Security Agreement shall mean the Patent, Trademark and Copyright Security Agreement in substantially the form of Exhibit 1.1(P)(2) executed and delivered by the Borrower and each of the Domestic Guarantors to the Administrative Agent for the benefit of the Banks.

Pledge Agreement shall mean the Pledge Agreement in substantially the form of Exhibit 1.1(P)(3) executed and delivered by the Borrower and each of the Domestic Guarantors to the Administrative Agent for the benefit of the Banks pledging all of the ownership interests of the Domestic Subsidiaries of the Borrower and the Domestic Guarantors to the Administrative Agent for the benefit of the Banks.

Pledged Collateral shall mean the property of the Borrower and the Domestic Guarantors in which security interests are to be granted under the Pledge Agreement.

Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or purchase money Security Interests as permitted hereunder.

Security Agreement shall mean the Security Agreement in substantially the form of Exhibit 1.1(S)(1) executed and delivered by the Borrower and each of the Domestic Guarantors to the Administrative Agent for the benefit of the Banks.

UCC Collateral shall mean the property of the Borrower and each of the Domestic Guarantors in which security interests are to be granted under the Security Agreement.

Section 2.10—Collateral Security

2.10.1      Prior to a Security Event.

On or before the Closing Date, the Borrower and each Domestic Guarantor shall have executed and delivered each of the Collateral Documents and taken all steps requested by the Administrative Agent reasonably necessary or desirable to grant Liens in favor of the Administrative Agent for the benefit of the Banks in all assets of the Borrower and the Domestic Guarantors (excluding their real property) pursuant to such Collateral Documents. The Administrative Agent is hereby authorized to (a) prepare and file at any time financing statements in each office and in each jurisdiction where filing would be required to perfect such Liens and (b) take possession of the Pledged Collateral), all at the expense of the Borrower and Guarantors, except that until the occurrence of a Security Event: such Collateral Documents shall not become effective and Liens shall not attach and the Administrative Agent shall not record the Patent, Trademark and Copyright Security Agreement. After the filing of financing statements and within five (5) Business Days of the written request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent, for the benefit of the Banks, an opinion of counsel reasonably acceptable to the Administrative Agent that the security interests granted under the Collateral Documents have been perfected.

2.10.2      During a Security Event.

Upon the occurrence of a Security Event, the following shall occur:

(i)            Collateral Documents Become Effective.

Automatically upon such occurrence and without any consent or action of the Borrower or the Guarantors, all of the Collateral Documents shall immediately become effective and the Liens described therein shall attach in favor of the Administrative Agent for the benefit of the Banks. The Administrative Agent and the Banks are authorized to exercise any of the rights and remedies under the Collateral Documents.

(ii)           Authorization to Record Liens;  Power of Attorney.

To the extent the Administrative Agent has not already done so, the Administrative Agent is authorized, at the expense of the Borrower and the Guarantors, to prepare and record all of the UCC-1 statements and any other documents and take possession of the Pledged Collateral, and take such other steps which it considers to be necessary or appropriate to record, perfect, effectuate or evidence the Liens granted under the Collateral Documents. The Borrower and

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each of the Guarantors hereby grants to the Administrative Agent a power of attorney to sign the name of the Borrower or any Guarantor on any such document and to take such other steps the Administrative Agent reasonably believes is necessary or appropriate to record, perfect, affirm, effectuate or evidence the Liens granted under the Collateral Documents and the Borrower and Guarantors shall cooperate in any such actions.

(iii)          Other Rights and Remedies; Notice of Sale.

In addition to all of the rights and remedies contained in this Agreement or in any of the Collateral Documents and the other Loan Documents, the Administrative Agent shall have all of the rights and remedies of a secured party under the uniform commercial code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Administrative Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Administrative Agent and the Banks under the Loan Documents or applicable Law. Any notice required to be given by the Administrative Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Administrative Agent, if given ten (10) Business Days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower or any Guarantor.

(iv)          Insurance Policies; Certificates of Insurance; Endorsements.

Within five (5) Business Days after the occurrence of a Security Event, the Borrower shall have delivered certificates of insurance and endorsements to the liability and property insurance policies of the Borrower and Guarantors in form and substance satisfactory to the Administrative Agent evidencing that the Administrative Agent, as Agent for the Banks, has been named additional insured and lender loss payee.

2.10.3      Termination of a Security Event.

Following the termination of a Security Event (as provided in the definition of such term), the Administrative Agent shall promptly take such actions as may be reasonably requested by the Borrower to (i) release the Liens granted to it under this Section 2.10, (ii) confirm that the Collateral Documents evidencing such Liens are terminated, and (iii) deliver to the Borrower the Pledged Collateral in its possession, in each case at the cost of the Borrower and the Guarantors.

Section 5.1.25—Security Interests

Upon the occurrence and during the continuation of a Security Event, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement and the Security Agreement executed and delivered by the Borrower and the applicable Domestic Guarantors creates and will create a security interest in the Collateral (other than the Borrower’s or Domestic Guarantors’ real property), subject to any Permitted Lien, in favor of the Administrative Agent for the benefit of the Banks and all of the representations and warranties set forth in the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement and the Security Agreement shall be true and correct as of the date of such Security Event. Upon filing of

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financing statements relating to said security interests created in the UCC Collateral in each office and in each jurisdiction where required in order to perfect the security interests in the UCC Collateral the Liens and security interests granted in UCC Collateral will constitute Prior Security Interests (subject to Permitted Liens) in the UCC Collateral under the Uniform Commercial Code (the “Uniform Commercial Code”) as in effect in each applicable jurisdiction entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code and no further action shall be necessary to establish, preserve, protect or continue such Prior Security Interests in the UCC Collateral except for the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. Upon (i) taking possession of any stock certificates or other certificates evidencing the Pledged Collateral and (ii) recordation of the Patent, Trademark and Copyright Security Agreement in the United States Patent and Trademark Office and United States Copyright Office, respectively, the Liens and security interests granted in the Pledged Collateral and the Intellectual Property Collateral will constitute Prior Security Interests (subject to Permitted Liens) in such Pledged Collateral and Intellectual Property Collateral, respectively and no further action shall be necessary to establish, preserve, protect or continue such Prior Security Interests in the Pledged Collateral and the Intellectual Property Collateral. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

Section 5.1.26—Pledged Collateral

Upon the occurrence and during the continuation of a Security Event, all the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien (other than any Permitted Lien) or restriction on transfer, except as otherwise provided by the Pledge Agreement and except as the right of the Banks to dispose of the Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on Schedule 5.1.25. The Borrower have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Administrative Agent.

Section 7.1.12—Further Assurances

Following the occurrence and during the continuation of a Security Event, the Borrower and each Domestic Guarantor shall, from time to time, at its expense, (a) execute and deliver to the Administrative Agent each other security document requested by the Administrative Agent to grant to the Administrative Agent a security interest in all of such Person’s assets (other than real property), (b) faithfully preserve and protect the Administrative Agent’s Lien on the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and (c) shall do such other acts and things as the Administrative Agent

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reasonably deems necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

Section 8.1.7(ii)—Loan Document Unenforceable—After a Security Event

At any time after a Security Event has occurred and has not been terminated (i) the validity or effectiveness of any Collateral Document or its transfer, grant, pledge, mortgage or assignment by the Borrower or any Domestic Guarantor executing such Collateral Document in favor of the Administrative Agent is impaired, (ii) any party to a Collateral Document asserts that any Collateral Document is not a legal, valid and binding obligation of such Person enforceable in accordance with its terms; (iii) the security interest or Lien purporting to be created by any of the Collateral Documents ceases to be or is asserted by any Person party to any Collateral Document (other than the Administrative Agent or the Banks) not to be a valid, perfected Lien subject to no Liens (other than Permitted Liens) or is declared by a court or other Official Body of competent jurisdiction to be void, voidable or unenforceable against such Person; or (iv) any Collateral Document is amended, subordinated, terminated or discharged, or any Person is released from any of its covenants or obligations except to the extent that the Required Banks expressly consent in writing thereto;

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SCHEDULE 1.1(B)

BANK NAME	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE
PNC Bank, National Association 1600 Market Street, 21st Floor Philadelphia, PA 19103 Attention: Frank A. Pugliese Telephone No. (215) 585-5961 Telecopier No. (215) 585-6987 Email: frank.pugliese@pncbank.com and PNC Bank, National Association PNC Firstside Center, 4th Floor 500 First Avenue Pittsburgh, PA 15219 Attention: Lisa Pierce Telephone No. (412) 762-6442 Telecopier No. (412) 762-8672 Email: lisa.pierce@pncbank.com	$47,500,000	19.00000000000%

Citizens Bank of Pennsylvania 3025 Chemical Road, Suite 300 Plymouth Meeting, PA 19462 Attention: Tim Merriman Telephone No.: (610) 941-5328) Telecopier No.: (610) 941-4136 Email: tim.merriamn@citizensbank.com	$40,000,000	16.00000000000%

BANK NAME	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE
Bank of America, NA 10 Light Street Baltimore, MD 21202 Attention: Mary Giermek Telephone No.: (410) 605-8181 Telecopier No. (410) 539-7508 Email: mary.giermek@bankofamerica.com	$40,000,000	16.00000000000%

Manufacturers and Traders Trust Company 2055 South Queen Street York, PA 17406 Attention: Josh Becker Telephone No.: (717) 771-4903 Telecopier No.: (717) 771-4914 Email: jbecker@mandtbank.com	$26,000,000	10.40000000000%

National City Bank One South Board Street Philadelphia, PA 19107 Attention: Thomas McDonnell Telephone No.: (267) 256-4041 Telecopier No.: (267) 256-4001 Email:thomas.mcdonnell@nationalcity.com	$26,000,000	10.40000000000%

JP Morgan Chase Bank, N.A. 277 Park Avenue, Floor 16 New York, NY 10017 Attention: Lee Brennan Telephone No.: (212) 622-3623 Email: lee.brennan@jpmorgan.com	$17,250,000	6.90000000000%

Sovereign Bank 2191 West Union Boulevard, 2nd Floor Bethlehem, PA 18018 Attention: Kim Tavares Telephone No.: (610) 317-8693 Telecopier No.: (610) 526-6214 Email: ktavares@sovereignbank.com	$17,250,000	6.90000000000%

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BANK NAME	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE
Branch Banking and Trust Company 200 West Second Street Winston Salem, NC 27101 Attention: Robert Bass Telephone No.: (336) 733-2734 Telecopier No.: (336) 733-2740 Email: rbass@bbandt.com	$12,000,000	4.80000000000%

Deutsche Bank Trust Company Americas 60 Wall Street New York, NY 10005 Attention: Omayra Laucella Telephone No.: (212) 250-6106 Telecopier No.: (212) 797-5690 Email: omayra.laucella@db.com	$12,000,000	4.80000000000%

LaSalle Bank National Association 210 Sixth Avenue, Suite 3620 Pittsburgh, PA 15222 Attention: Nick Lotz Telephone No.: (412) 255-5459 Telecopier No.: (412) 255-5489 Email: nick.lotz@abnamro.com	$12,000,000	4.80000000000%

Total	$250,000,000	100.00000%

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EXHIBIT 1.1(P)

Pricing Grid(1)

	LEVEL I	LEVEL II	LEVEL III	LEVEL IV	LEVEL V
Basis for Pricing	If the Total Indebtedness to EBITDA Ratio is less than or equal to 1.50 to 1.	If the Total Indebtedness to EBITDA Ratio is greater than 1.50 to 1 but less than or equal to 2.00 to 1.	If the Total Indebtedness to EBITDA Ratio is greater than 2.00 to 1 but less than or equal to 2.50 to 1.	If the Total Indebtedness to EBITDA Ratio is greater than 2.50 to 1 but less than or equal to 3.00 to 1.	If the Company’s Total Indebtedness to EBITDA ratio is greater than3.00 to 1.
Commitment Fee (2)	17.5	22.5	27.5	32.5	37.5
Euro-Rate plus (3)	75.0	100.0	125.0	150.0	175.0
Base Rate plus (2)	0	0	0	0	25.0
Letter of Credit Fee (2)	75.0	100.0	125.0	150.0	175.0

(1)           All prices are expressed in basis points per annum; basis points in “Euro-Rate” and “Base Rate” rows represent margins added to those rates in computing the interest rate(s) payable on the Revolving Credit Loans. Pricing levels are determined quarterly on the basis of the Total Indebtedness to EBITDA Ratio set forth in the compliance certificates submitted under Section 7.3.3. which shall be on a pro forma basis to take into account acquisitions made during such quarter, as more specifically described in Section 7.2.6(ii) and the requirements set forth in the definition of Consolidated Adjusted EBITDA. Changes in pricing levels will become effective on the fifth Business Day following the Administrative Agent’s receipt of a compliance certificate indicating a change in the Total Indebtedness to EBITDA Ratio which requires a change in pricing level. Pricing will commence and continue at Level III from the Closing Date until the date on which the pricing shall change pursuant to the terms of this Pricing Grid.

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